LOAN AND SECURITY AGREEMENT

By and Between

U.S. FACILITIES, INC.

and

COMMERCE BANK/PENNSYLVANIA, N.A.

as of May 31, 2000

Document No. 0728433.03

TABLE OF CONTENTS

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of May 31, 2000, by and between COMMERCE BANK/PENNSYLVANIA, N.A., a national banking association (the "Bank") and U.S. FACILITIES, INC., a Delaware corporation (the "Borrower").

Background

Bank has agreed to make available to Borrower, subject to the terms and provisions hereof, a Line of Credit (the "Line" or "Line of Credit") in the maximum principal amount at any time outstanding not to exceed Four Million Dollars ($4,000,000), and a Term Loan (the "Term Loan") in the principal amount of Two Million Dollars ($2,000,000) solely to provide acquisition financing and working capital for the Borrower.

NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

1.1 Defined Terms.

Each initially capitalized term used herein shall have the meaning set forth in the recitals hereto, in this Section or as otherwise set forth herein, for the purposes hereof and for each of the Loan Documents. All initially-capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania.

"Accounts" means all rights of Borrower to receive payment for the sale, lease, or provision of goods and services and all other rights to receive the payment of money, whether or not earned by performance, shown on the financial reports of Borrower as gross accounts receivable, or otherwise, all as determined in accordance with Borrower's financial policies consistently applied and in conformity with GAAP.

"Account Debtor" means the Person or Persons obligated on an Account.

"Advance" means any advance of funds under the Line by Bank to Borrower.

"Affiliate" means and refers to, as applied to any Person, any other Person directly or indirectly controlling, or through one or more Persons controlled by, controlling or in common control with that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" or "Loan Agreement" means this Loan and Security Agreement, and all amendments, modifications and restatements hereof.

"All Assets of Borrower" has the meaning set forth on Schedule 1.1 hereto.

"Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

"Bank's Costs" means all costs and expenses of any kind paid or incurred by Bank in connection with the preparation, execution, delivery, amendment, modification, restatement, administration or termination of this Agreement or any other Loan Document, any amendments hereto or thereto, any transaction contemplated herein or in any existing or future related agreements and the preservation, enforcement, defense and protection of Bank's rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, any transaction contemplated herein or any existing or future related agreements, including but not limited to: (a) expenditures of every nature and kind of Borrower, paid or incurred by Bank pursuant to the provisions of this Agreement; (b) filing, recording, publication, appraisal, monitoring, collateral field examinations and search costs specifically permitted hereunder related to the Collateral, including, but not limited to, costs paid to perfect, maintain perfected and preserve the existence and priority of Liens on the Collateral; (c) after the occurrence of an Event of Default, all Bank's internal and external administrative costs and costs incurred in collecting and gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and advertising to sell the Collateral, including but not limited to taxes, levies and insurance; (d) reasonable attorneys' fees and other reasonable fees and expenses paid or incurred by Bank (1) in preparing, reviewing and consummating this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, (2) after the date hereof in amending, restating, restructuring, extending, terminating, or preserving this Agreement or any other Loan Document and the determination of Eligible Accounts and Eligible Inventory, and (3) after the occurrence of an Event of Default, in enforcing, defending or protecting Bank's rights, remedies, obligations or liabilities in any manner concerning, this Agreement or any of the other Loan Documents, any transaction contemplated herein or any existing or future related agreements; (e) any reasonable attorneys fees and other reasonable fees and expenses incurred by Bank in connection with any bankruptcy or insolvency proceeding filed by or against Borrower whether such attorneys' fees, other fees or expenses, incurred in the sole discretion of Bank, are related to the review, determination, protection, monitoring (including attendance at meetings or hearings) or enforcement by Bank of the Obligations, including, but not limited to, the preparation and filing of any proof of claim and without regard to whether Bank files, responds, or is a party to any application, motion, or other proceeding; and, (f) wire transfer charges in such amounts as Bank may from time to time establish for such service.

"Borrowing Base" means the percentage of Eligible Accounts and Eligible Inventory set forth on the most recent Borrowing Base Certificate.

"Borrowing Base Certificate" means the certificate in the form of Exhibit B attached hereto and made a part hereof submitted by Borrower to Bank in accordance with Section 2.2 hereof and setting forth the Eligible Accounts and Eligible Inventory as of the indicated date.

"Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in Pennsylvania are authorized by law or regulation to close.

"Capital Lease" means any lease of property (real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of a Person.

"Capital Lease Obligations" means the aggregate amount of a Person's obligations under all of such Person's Capital Leases.

"Cash" means money, currency or a credit balance in a Deposit Account.

"CERCLA / RCRA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation Recovery Act of 1976, as amended.

"Closing" and "Closing Date" mean the date hereof.

"Collateral" means the security for the Obligations as set forth in Section 3 hereof.

"Commitment Fees" means the commitment fees provided for in Section 2.3.4 hereof.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Debt" means for any Person at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments with an original maturity in excess of one year; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business; (iv) all Capital Lease Obligations of such Person; (v) all indebtedness of the type described in clauses (i) through (iv) above of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and (vi) all Guaranty Obligations in respect of any liability which constitutes Debt.

"Deposit Account" means a demand, time, savings, passbook or like account with a federally insured Bank or savings and loan association, other than an account evidenced by a negotiable certificate of deposit.

"Designated Officer" means Stephen M. Umbrell, Senior Vice President, or any other person designated in writing by Bank as its representative for the purpose of receiving notice under this Loan Agreement.

"Eligible Accounts" means any (A) Account of Borrower arising in the ordinary course of business which has not remained unpaid for more than ninety days from its invoice date and which Bank, in its reasonable discretion, shall not have determined not to be eligible in accordance with the terms set forth in this paragraph, or (B) Account which Bank in its sole discretion deems to be an Eligible Account provided, however, Eligible Accounts shall not include any (i) pre-billing (except for Eligible Unbilled Accounts); (ii) Account to the extent the Account Debtor disputes the amount owed; (iii) Account arising from a consignment or other arrangement for which goods are returnable if not sold by the Account Debtor; (iv) Account constituting partial billings and returns that provide that an Account Debtor need make no payment prior to full shipment or full performance; (v) Account with respect to all of which a check, promissory note, draft, trade acceptance of other instrument has been received; (vi) Account of any Account Debtor that is an Affiliate of Borrower unless relating to a transaction of fair market value; (vii) Account where the Account Debtor is insolvent, whether or not such Account Debtor has filed for protection under federal or state insolvency laws; (viii) Account due from an Account Debtor which is the subject of any bankruptcy or insolvency proceeding; (ix) Account due from any Account Debtor if fifty percent or more of the Accounts of such Account Debtor has been unpaid for more than ninety days from the invoice dates thereof; (x) Accounts for which the Account Debtor is the United States, or any agency, department, division or instrumentality thereof which have not been liened in favor of Bank pursuant to the Federal Assignment of Claims Act; and (xi) if the Account Debtor is located outside the United States, unless the Borrower shall have received either (x) an irrevocable letter of credit, in form and substance and from a financial institution acceptable to Bank which has been transferred, signed or otherwise made payable to Bank or (y) evidence of foreign credit insurance with respect to such

Account in form and substance satisfactory to Bank naming Bank as an additional insured, and (z) such Account shall be payable in the full amount of the face value thereof in United States dollars.

"Eligible Bonded Accounts" means Eligible Accounts for which the Account Debtor has provided a bond or letter of credit in form and substance reasonably acceptable to the Bank.

"Eligible Commercial Accounts" means Eligible Accounts where the Account Debtor operates a business.

"Eligible Government Account" means an Eligible Account where the Account Debtor is a federal, state or local Government Agency.

"Eligible Inventory" means inventory of the Borrower of which the following is true and correct at the time it is utilized in a Borrowing Base Certificate delivered by Borrower to Bank as provided herein, and as at the time the Borrower has requested an Advance based in part thereon:

(a) Such item of inventory is of merchantable quality, consists of raw materials, work-in-process or finished goods and is usable or salable by the Borrower in the ordinary course of its business and does not consist of tooling, supplies, items on consignment or samples;

(b) such item of inventory is located at Borrower's place of business; and

(c) the value of each item of inventory utilized was determined in accordance with GAAP.

Any inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

"Eligible Unbilled Account" means an Eligible Account for which the Borrower has not yet issued a bill or statement to the Account Debtor.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" means any event as set forth in Section 8.1 hereof.

"Financing Statements" means any and all financing statements, amendments or continuation statements required or appropriate to perfect and keep perfected any security interest created hereby or under any other Loan Document pursuant to the Uniform Commercial Code as adopted in any state having jurisdiction over the Collateral.

"Fiscal Year" means the fiscal year of Borrower, which ends on December 31 of each year.

"Funding Date" means a Business Day on which an Advance is funded.

"Funding Request" means a notice substantially in the form of Exhibit A, attached hereto and made a part hereof, delivered to Bank by Borrower, together with a Borrowing Base Certificate, in accordance with the requirements of Section 2.2.2 hereof.

"GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as each may from time to time be in effect, or as set forth in such other statements by such other Person

as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are applied on a consistent basis.

"Government Agency" means any agency, division, commission or any other instrumentality of any federal, state or local government.

"Government Contract" means any contract, agreement or other writing between Borrower or Halifax, on the one hand, and a Government Agency on the other.

"Guarantors" means Willie F. Johnson, Thomas A. Leonard, James C. Dobrowolski, and Ernest Agresto, individuals, and PRWT and Halifax, jointly and severally.

"Guaranty" means the Guaranty in the form of Exhibit "C", attached hereto and made a part hereof, of each of the Guarantors dated as of the date hereof.

"Guaranty Obligations" means as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

"Halifax" means Halifax Technical Services, Inc., a Virginia corporation and a wholly-owned subsidiary of Halifax Corporation.

"Halifax Acquisition Documents" means, collectively, the Stock Purchase Agreement and Transition Agreement by and between Borrower, PRWT and Halifax Corporation, the Assignment of Lease by Halifax in favor of Borrower, each of even date herewith, and all other documents and instruments executed and delivered in connection with Borrower's acquisition of the capital stock of Halifax.

"Halifax Security Agreement" means the Security Agreement of Halifax of even date herewith to secure Halifax's obligations under its Guaranty.

"Indebtedness" means all amounts due from Borrower to Bank, including Bank Costs, pursuant to this Loan Agreement, or otherwise, and/or arising out of or in connection with any other Loan Document.

"Interest Rate" means a per annum rates of interest described and set forth in Sections 2.1.2 and 2.2.3 hereof.

"Intellectual Property" means all Trademarks, software, domain names, catalogues, training manuals and bidding information.

"Lien" means any charge against or interest in property securing payment of a debt or performance of an obligation owed to any Person, whether created by agreement, statute, common law or judicial or governmental authority, legal action or equitable process, or proceeding, including, but not limited to, any security interest, lien, encumbrance, mortgage, assignment, pledge, conditional sale, lease, consignment or bailment.

"Line" or "Line of Credit" means the credit facility extended by Bank to Borrower, pursuant to Section 2.2 of this Agreement, as the same may hereafter be modified or amended.

"Line Interest Rate" means the per annum rate of interest described and set forth in Section 2.2.3 hereof.

"Line of Credit Note" means that certain promissory note in the form of Exhibit D hereto executed by Borrower in favor of Bank evidencing Borrower's obligation to repay Advances on the Line, and any amendments or allonges thereto.

"Loans" means the Line of Credit and Term Loan extended by Bank to Borrower pursuant to the terms hereof.

"Loan Documents" means this Agreement, the Notes, the Guaranties, the Lockbox Agreement, the Halifax Security Agreement, the Pledge Agreement, all assignments of Eligible Government Contracts, all Financing Statements, and any other instrument or document delivered by the Borrower in connection herewith or therewith, and all amendments, modifications and restatements hereto and thereto.

"Loan Fee" means the fee payable by Borrower pursuant to Section 2.3.4 hereof.

"Lockbox Agreement" means the lockbox agreement of even date herewith between Borrower and Bank providing for a blocked collection account at Bank for Borrower's Accounts in the form attached hereto as Exhibit G.

"Material Adverse Change or Effect" means, with respect to Borrower, a material adverse change or effect upon Borrower's business, assets, liabilities, financial condition, results of operations or prospects or Borrower's ability to perform its obligations under the Loan Documents in accordance with their respective terms, as determined by Bank in its reasonable discretion.

"Maximum Available Credit" means, (i) with respect to the Line, the lesser of (a) Four Million ($4,000,000) Dollars or (b) the maximum amount available for borrowing indicated on the Borrowing Base Certificate last delivered to the Bank in accordance with Section 2.2.2 hereof and (ii) with respect to the Term Loan, the principal balance of the Term Loan as determined in accordance with Section 2.1.3 hereof.

"Millennium Compliant" or "Millennium Compliance" means: (i) the functions, calculations and other computing processes of the computer software and hardware utilized by the

Borrower (collectively, the "Processes"), perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to such software and hardware, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years; (ii) the computer software and hardware utilized by the Borrower accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000; (iii) the computer software and hardware utilized by the Borrower will function without interruptions caused be the date in time on which the Processes are actually performed or by the date input to such computer hardware and software, whether before, on, or after January 1, 2000; (iv) the computer software and hardware utilized by the Borrower accept and respond to two-digit year and four-digit year date input in a manner that resolve any ambiguities as to the century in a defined, predetermined, and accurate manner; and (v) the computer software and hardware utilized by the Borrower display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century.

"Multi-Employer Plan" means a plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Affiliate is making or accruing an obligation to make contributions or has within any of the proceeding five years made or accrued an obligation to make contributions.

"Net Income" means for any period, the net income (or loss) of the Borrower, as reflected on its financial statements, determined in accordance with GAAP.

"Notes" means the Line of Credit Note and the Term Loan Note.

"Obligations" means the Indebtedness and all covenants and agreements of Borrower contained in, or arising out of or in connection with this Agreement or the other Loan Documents.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Liens" means: (a) Liens for taxes, assessments or governmental charges or claims which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be reasonably required by Bank, shall have been made therefor; (b) Liens of brokers, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers and other like Liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be reasonably required by Bank, shall have been made therefor; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation or unemployment insurance and other types of social security; (d) Liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (e) the rights of tenants under leases or subleases not interfering with the ordinary conduct of the business of Borrower; (f) easements, rights-of-way, encroachments, zoning provisions, covenants, conditions, restrictions and other similar charges, encumbrances and governmental restrictions not interfering with the ordinary conduct of the business of Borrower; and (g) rights of third-parties under contracts.

"Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any political subdivision thereof.

"Plan" means any plan established, maintained or to which contributions had been made by the Borrower or any Affiliate for the benefit of any of their employees.

"Pledge Agreement" means the Pledge Agreement of Borrower of even date herewith regarding the capital stock of Halifax.

"Proposed Merger" means the merger of Halifax with and into Borrower intended to be effected after the Closing Date.

"PRWT" means PRWT Services, Inc., a Pennsylvania corporation, and its successors and assigns.

"Reportable Event" means any of the events set forth in Section 4003 of ERISA.

"Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"RICO" means the Racketeer Influenced and Corrupt Organizations Act, as amended by the Comprehensive Crime Control Act of 1984, 18 USC §§1961-68.

"Rule" means and includes any law, rule or regulation binding upon, or applicable to, Bank as well as any guideline or similar directive issued by a Governmental Agency having regulatory jurisdiction over Bank which Bank observes or with which it complies, whether or not such guideline or directive technically has the force of law.

"Solvent" means, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (b) is able to pay its debts as they mature; or (c) owns property whose fair salable value is greater than the amount required to pay its debts.

"Stock" means all issued and outstanding capital stock of Borrower.

"Subsidiaries" means any Person of which the Borrower directly or indirectly through one or more intermediaries (i) owns shares of stock having ordinary voting power to elect a majority of the Board of Directors or equivalent managing body of such Person or (ii) owns more than fifty percent of any other equity or ownership interest in such Person.

"Term Loan" means the amortizing term loan in the original principal amount of Two Million ($2,000,000) Dollars extended by Bank to Borrower pursuant to Section 2.1 hereof, as the same may hereafter be modified or amended.

"Term Loan Interest Rate" means the per annum rate of interest described and set forth in Section 2.1.2 hereof.

"Term Loan Note" means that certain promissory note in the form of Exhibit "E" hereto, executed by Borrower in favor of Bank evidencing Borrower's obligation to repay the Term Loan, and any amendments or allonges thereto.

"Termination Date" means (i) June 1, 2001, or (ii) such earlier date as Borrower shall determine by notice to Bank, or (iii) such other date as Bank and Borrower may, from time to time, mutually determine.

"Trademarks" means all of Borrower's tradenames, trademarks, servicemarks, trademark and servicemark registrations (in the United States Patent and Trademark Office, any state

of the United States and any foreign countries and localities), and trademark and servicemark applications, including any variations, extensions, renewals, and continuations thereof.

"UCC" means the Uniform Commercial Code as enacted in Pennsylvania and in effect from time to time.

"Unmatured Event of Default" or "Potential Event of Default", means and refers to any event, act or occurrence which with the passage of time or giving of notice, or both, would become an Event of Default.

"Wall Street Prime Rate" means the rate of interest published in the "Money Rates" Section of the Wall Street Journal on the applicable date or the highest "Prime Rate" if more than one is published, as such Rate may change from day to day. If the Wall Street Journal ceases to be published for any reason on any day, or if it ceases to publish a "Prime Rate", then the Bank may use any similar published Prime or Base Rate, in its sole discretion. The Wall Street Prime Rate may not necessarily be the lowest or best rate of interest charged by the Bank.

1.2 Maximum Available Credit.

The aggregate outstanding principal balance of the Line shall not exceed at any one time the Maximum Available Credit, as determined by the last prevailing Borrowing Base Certificate delivered by Borrower to Bank. Borrower agrees to immediately repay, without notice or demand, any principal balance of the Line in excess of the Maximum Available Credit.

1.3 Accounting Reports and Principles.

The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, including but not limited to capitalized terms not otherwise defined herein, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

1.4 Business Day.

Whenever any payment or other obligation hereunder, under the Notes or any other Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing time in Philadelphia, Pennsylvania unless specifically provided herein to the contrary.

1.5 Borrower's Authorization to Charge Accounts.

Whenever Borrower is obligated hereunder, or under the Notes or any other Loan Document, to make payments of any nature to Bank, including payments of principal, interest and Bank's Costs, Bank shall be entitled, and Borrower hereby authorizes Bank, to debit from any Deposit Account of Borrower at Bank, the amount of such payment due; provided, however, that in the event there are insufficient funds in such accounts to pay all currently due payments to Bank, Borrower shall immediately pay to Bank the difference.

1.6 Bank's Costs.

Borrower shall, on demand, pay Bank all Bank's Costs. Until paid, all past due and owing interest payments, fees and Bank's Costs shall be deemed to be part of the principal balance of the Loans, bear interest at the Line Interest Rate (from 30 days for Bank's Costs), and be secured by the Collateral. The obligations of Borrower under this Section shall survive the termination of this Agreement and the payment of the Notes.

2. THE LOANS

2.1 The Term Loan.

2.1.1 Term Loan Commitment. Subject to the terms and conditions set forth herein, Bank has agreed to lend to Borrower the principal amount of Two Million ($2,000,000) Dollars to be funded in a lump sum on the date hereof.

2.1.2 Term Loan Interest Rate. The Term Loan shall bear interest on the unpaid principal balance thereof at the floating interest rate, determined daily, equal to 2% per annum in excess of the Wall Street Prime Rate until the outstanding principal balance of the Term Loan declines to $1,000,000 and 1% per annum in excess of the Wall Street Prime Rate thereafter (herein the "Term Loan Interest Rate"). All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2.1.3 Payment of Principal and Interest. Principal payments with respect to the Term Loan shall be paid in twenty-nine consecutive monthly payments of $66,666.67 each, commencing on December 1, 2000 followed by a final payment of the entire principal balance remaining outstanding, together with all accrued and unpaid interest and Bank Costs, on May 30, 2003. Interest on the Term Loan shall be payable monthly in arrears commencing on July 1, 2000.

2.1.4 Promissory Note. To evidence Borrower's obligations under the Term Loan, at the Closing Borrower shall execute and deliver to Bank the Term Loan Note.

2.2 Line of Credit.

2.2.1 Line Established. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing Date and expiring on the day next preceding the Termination Date, Bank shall, unless Borrower shall have terminated this Agreement, upon Borrower's requests from time to time, extend one or more Advances to Borrower, the aggregate of which outstanding at any one time shall not exceed the Maximum Available Credit, solely for working capital and acquisition financing purposes of the Borrower. Borrower, prior to the Termination Date, may borrow, repay and, subject to the provisions of this Agreement, reborrow under the Line.

2.2.2 Advances. Borrower may request Advances under the Line in such amounts as may be set forth by Borrower. In connection with each Advance, Borrower shall execute and deliver a Funding Request, in the form of Exhibit A attached hereto, not less than one day prior to the Funding Date, which funding request shall be accompanied by a fully completed and executed Borrowing Base Certificate in the form of Exhibit B attached hereto. Upon satisfaction of the conditions precedent specified in this Section 2.2, Bank shall cause Advances to be made available to Borrower on the Funding Date pertaining thereto by depositing the amount thereof, net of any Bank Costs due, in the designated account of Borrower with Bank.

2.2.3 Interest Rate. Advances under the Line shall bear interest on the unpaid principal balance thereof from the date of each Advance to the date of payment, at the Term Loan

Interest Rate until the Term Loan is paid in full and one-half percent per annum in excess of the Wall Street Prime Rate thereafter. All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed in each period.

2.2.4 Principal and Interest Payments. Interest on the Line shall be payable on the first day of each month, commencing July 1, 2000 and on the Termination Date. The principal amount outstanding on the Line shall be due and payable as provided in Section 1.2 above and on the Termination Date.

2.2.5 Promissory Note. To evidence Borrower's obligations under the Line of Credit, at the Closing Borrower shall execute and deliver to Bank the Line of Credit Note.

2.2.6 Extension of Termination Date. Borrower may provide written notice to Bank no earlier than 90 days prior to the Termination Date that Borrower desires to extend the maturity of the Line for a period of one year. Bank may, in its reasonable discretion, decide to extend the maturity date of the Line for one year or decline to continue the Line, in each case by providing notice to Borrower of its decision no later than 30 days after receipt of Borrower's request written request to extend. If Lender agrees to extend the maturity of the Line, the Termination Date will be deemed to be extended to one year past the then current Termination Date. If Bank fails to respond to Borrower's extension request within 30 days after receipt, Borrower's request shall be deemed denied.

2.3 General Loan Provisions

2.3.1 Payments. All payments hereunder shall be made by Borrower without defense, setoff or counterclaim in immediately available funds and delivered to Bank not later than 2:00 p.m. on the date due, at Bank's address set forth in Section 9.1 hereof, or such other place as shall be designated in writing by Bank. Funds received by Bank after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

2.3.2 Late Charge; Default Rate of Interest. Borrower shall pay Bank a late charge of five percent of any payment of principal, interest, fees, charges or Bank's Costs which is more than fifteen days past due. In addition, any principal payment on the Loans not paid when due, and to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Bank under this Agreement or any other Loan Document not paid when due (including Bank's Costs), in any case whether at stated maturity, demand, acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum which is three percent plus the highest applicable Interest Rate. Such default rate of interest shall continue only for so long as the monetary default applicable thereto continues.

2.3.3 Maximum Rate of Interest. Notwithstanding anything to the contrary herein or in any other Loan Document, no effective rate of interest hereunder shall exceed the maximum effective rate of interest permitted by applicable law or regulation. Borrower hereby agrees to give Bank written notice in the event that Borrower has actual knowledge that any interest payment made to Bank hereunder or under any other Loan Document will cause the total interest payments collected in any one year to be usurious under applicable law, and Bank hereby agrees not to knowingly collect any interest from Borrower in the form of fees or otherwise which would render the Loans or the Notes usurious. In the event that interest hereunder or under any other Loan Document would be usurious in the opinion of Bank, Bank reserves the right to reduce the interest payable by Borrower. This Section shall survive closing and the repayment of the Loans.

2.3.4 Loan Fee. Simultaneously the execution of this Agreement, the Borrower shall pay to the Bank a Loan Fee in the amount of $50,000. Borrower acknowledges that such Loan

Fee, and the Commitment Fee of $50,000 previously paid by Borrower to Bank, are deemed fully earned upon the payment thereof.

2.3.5 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including without limitation the following circumstances: (i) any lack of validity or enforceability of the Loan Documents or any other agreement or document relating thereto; (ii) any amendment or waiver of or any consent to or departure from the Loan Documents or any document relating thereto if Borrower has consented to any such amendment; (iii) the existence of any claim, defense or other right which the Borrower may have at any time against the Bank or any other person or entity, whether in connection with this Agreement, the transactions described herein or any unrelated transaction. The Borrower understands and agrees that no payment by it under any other agreement (whether voluntary or otherwise) shall constitute a defense to its obligations hereunder.

2.3.6 Assessment. If Bank shall reasonably determine that (i) any current Rule, the adoption or imposition of any Rule, any change in any Rule, or the adoption, imposition or change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation and administration thereof, or (ii) compliance with any guideline or directive generally applicable to national banks whether or not having the force of law, including without limitation with respect to special deposit, capital adequacy, risk based capital, capital or reserve maintenance, capital ratio, or similar requirements, or any deposits or other liabilities taken or entered into by Bank (including the capital adequacy guidelines promulgated by the Board of Governors of the Federal Reserve System) may result in (x) an increase to Bank of the cost of making or maintaining the Loan, or to impose upon Bank or increase any capital requirement applicable as a result of the making or maintenance of the Loan, or (y) a reduction of the rate of return or amounts receivable hereunder as a consequence of its obligations pursuant to this Agreement to a level below that which Bank could have achieved but for such adoption, imposition, change or compliance, taking into consideration Bank's policies with respect to capital adequacy, (which adoption, imposition, change, or increase in capital requirements or reduction in amounts receivable may be determined by Bank's reasonable allocation of the aggregate of such cost increase, capital increase or imposition or reductions in amounts receivable resulting from such events), or (z) subjecting the Bank to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of the Bank), or changes the basis of taxation of payments to the Bank in respect of the Loan or other amounts due to the Bank hereunder, then, from time to time, Borrower shall pay to Bank, within ten Business Days of demand by Bank, such additional amounts as will be necessary to restore the rate of return to Bank from the date of such change, together with interest on such amount from the tenth Business Day after demand until payment thereof in full at the Line Interest Rate. Bank shall be entitled to compensation pursuant to this Section by submitting a certificate claiming compensation and setting forth (accompanied by calculations in reasonable detail) the increased cost, reduction in amounts receivable or additional amount or amounts necessary to compensate Bank hereunder for any reduction in return on capital, which certificate shall be conclusive absent manifest error. Failure on the part of Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Bank's right to demand compensation with respect to such period or any other period. The protection of this Section 2.3.6 shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the Rule or other change or condition which shall have occurred or been imposed.

2.3.7 Prepayment. Borrower shall have the right, at any time after the Closing Date, to reduce or prepay the Loans without any prepayment charge or penalty.

2.3.8 Conditional Payment. Borrower agrees that checks and other instruments received by Bank in payment or on account of the Indebtedness constitute only conditional payment

until such items are actually paid to Bank. Borrower waives any rights it may have to direct the application of any and all payments at any time or times hereafter received by Bank on account of the Indebtedness. Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

3. SECURITY

3.1 Security Interest in All Assets.

As security for the payment, performance and discharge of the Indebtedness, (i) Borrower hereby grants to Bank a security interest constituting a first Lien, subject to Permitted Liens, in and Lien on all of its right, title and interest in, as, to and under All Assets of Borrower, whether now owned or hereafter created, acquired or reacquired, all cash deposited with and all other property of Borrower, of any kind in the possession of Bank for any purpose, all other tangible and intangible personal property of Borrower, whether now owned or hereafter acquired, all replacements thereof and all accessions thereto, all policies of insurance covering any of the foregoing and all insurance proceeds in connection therewith, and all products, rents, profits, returns and income of and from any of the foregoing collateral, and all cash and noncash proceeds of the foregoing.

3.2 Financing Statements and Other Documents.

Borrower agrees to execute and deliver to Bank, from time to time, any and all Financing Statements, certificates of title and other documents and instruments reasonably requested by Bank to perfect or keep perfected any security interest or lien created under this Agreement or under any Loan Document under the Uniform Commercial Code, or other law, as adopted in any state having jurisdiction over the Collateral, and any such additional security agreements or instruments with respect to the Collateral as Bank may reasonably require. Borrower hereby appoints Bank as Borrower's attorney-in-fact to execute and file in Borrower's name all documents and instruments which Bank may deem necessary or appropriate to perfect and continue perfected the security interests in the Collateral. Borrower shall also execute and deliver to Bank all letters, notices and other documents under any federal, state or local laws, rules and regulations pertaining to placing a Lien upon or granting to the Bank the right to receive payments under any contract between Borrower and any Government Agency.

3.3 Maintenance of Collateral.

Borrower shall maintain, preserve, protect and keep in good order and condition, ordinary wear and tear excepted, all Collateral, and from time to time, make all necessary or appropriate repairs, replacements and improvements thereto. If Borrower shall hereafter acquire Collateral which, under applicable law, is required to be registered or certified, Borrower shall cause such Collateral to be registered or certified properly in the name of Borrower, and cause all motor vehicles or other equipment the ownership of which, under applicable law, is evidenced by a certificate of title to be properly titled in a Borrower's name, and to have Bank's Lien on such motor vehicles and other equipment properly noted on the certificate of title with respect thereto and deliver such certificates of title to Bank.

Bank may, but shall not be obligated to, on behalf of Borrower, pay and discharge taxes and/or Liens pertaining to the Collateral and pay for the repair of any Collateral, the maintenance and preservation thereof and for insurance thereon if Borrower shall fail to do so, unless an Event of Default shall have occurred in which case Bank need not request Borrower to do so. Borrower agrees to reimburse Bank, within three Business Days after notice thereof from Bank to Borrower, for any payment so made.

3.4 Inspection, Appraisal and Audit of Collateral.

Bank shall have the right, as it deems necessary in its sole discretion, so long as any portion of the Indebtedness remains outstanding and unpaid, to inspect, conduct audits, valuations and other tests and to obtain appraisals of the Collateral. Such inspections, audits, valuations and appraisals shall occur no more than twice in any calendar year, unless an Event of Default shall have occurred, after which any such inspection, audit, valuation or appraisal may be performed as frequently as reasonably determined by Bank. In each case, such inspection, audits, valuations and appraisals shall be performed by persons selected by Bank, shall be at the cost of Borrower, and shall be made at any reasonable time, 24 hours subsequent to the provision of notice to Borrower.

3.5 Security Agreement.

The parties hereto hereby acknowledge and agree that the provisions of this Agreement constitute a security agreement under the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania and in each other jurisdiction in which the Collateral is or may be located.

3.6 Guaranty.

The payment, performance and discharge of the Indebtedness shall be secured by the Guaranty executed by each of the Guarantors.

3.7 Revised Article 9.

In the event that any state which now or hereafter has jurisdiction over any personal property subject to this Agreement, enacts, in whole or in part, revised Article 9 of the Uniform Commercial Code (1998 Official Text as approved by the American Law Institute and the National Conference of Commissioners on uniform state laws)("Revised Article 9"), the grant of security interest in this Agreement shall be deemed to include all items or types of collateral reclassified by Revised Article 9 into the items or types of collateral described herein, and shall specifically include all accounts, deposit accounts, commercial tort claims, health-care-insurance receivables, letter of credit rights, electronic chattel paper and all supporting obligations, as such terms are defined in Revised Article 9. Borrower hereby authorizes Bank to file any initial financing statement and amendment statement, with or without Borrower's signature as permitted by Revised Article 9, in order to perfect or maintain perfection of the security interests granted hereby.

4. CONDITIONS PRECEDENT

The performance by Bank of any of its obligations hereunder are subject to the following conditions precedent:

4.1 Closing Deliveries.

At or prior to Closing, Borrower shall deliver or cause to be delivered to Bank, executed where applicable and in form and substance satisfactory to Bank and its counsel, in addition to this Agreement, the following documents and instruments and the following conditions shall have been satisfied:

4.1.1 The Line of Credit Note.

4.1.2 The Term Loan Note.

4.1.3 Financing Statements listing Borrower as debtor to perfect Bank's first Lien security interest in the Collateral, and listing Halifax as debtor to perfect Bank's first lien security interest in the collateral described in the Halifax Security Agreement.

4.1.4 Assignments of all Government Contracts.

4.1.5 Notices to Government Agencies

4.1.6 Lockbox Agreement.

4.1.7 A Guaranty executed by each of the Guarantors.

4.1.8 The Pledge Agreement.

4.1.9 The Halifax Security Agreement.

4.1.10 A certificate of the Secretary of Borrower, certifying to and attaching true, correct and complete copies of: (i) resolutions of Borrower's Board of Directors authorizing the borrowing hereunder, granting the security interests herein, and the execution and delivery of the Loan Documents, (ii) Certificate of Incorporation, (iii) Bylaws, (iv) incumbency and signatures of the officers of Borrower authorized to execute and deliver the Loan Documents, (v) Good Standing Certificates from the state of Borrower's incorporation and from each state in which Borrower conducts business where the failure to be so qualified could constitute a Material Adverse Effect and further certifying the accuracy of Borrower's representations and warranties set forth in Section 5 below and the Borrower's compliance with all covenants pertaining to Borrower contained herein and the satisfaction of all requirements of this Section 4.1.

4.1.11 A certificate of the Secretary of PRWT, certifying to and attaching true, correct and complete copies of: (i) resolutions of PRWT's Board of Directors authorizing PRWT's Guaranty and any other document or instrument required by PRWT to be executed and delivered hereunder or any other Loan Document; (ii) Articles of Incorporation; (iii) Bylaws; (iv) incumbency and signatures of the officers of PRWT authorized to execute and deliver the Guaranty; and (v) Good Standing Certificates from the state of PRWT's incorporation and from each state in which PRWT conducts business where the failure to be so qualified could constitute a Material Adverse Effect on PRWT.

4.1.12 A certificate of the Assistant Secretary of Halifax, certifying to and attaching true, correct and complete copies of: (i) resolutions of Halifax's Board of Directors authorizing Halifax's Guaranty and any other document or instrument required by Halifax to be executed and delivered hereunder or any other Loan Document; (ii) Articles of Incorporation; (iii) Bylaws; (iv) incumbency and signatures of the officers of Halifax authorized to execute and deliver the Guaranty; and (v) Good Standing Certificates from the state of Halifax's incorporation and from each state in which Halifax conducts business where the failure to be so qualified could constitute a Material Adverse Effect on Halifax.

4.1.13 An Opinion of Borrower's and Guarantors' counsel substantially in the form of Exhibit "F", attached hereto and made a part hereof.

4.1.14 An executed Funding Request for Advances to be funded at Closing together with a completed and executed Borrowing Base Certificate.

4.1.15 Insurance certificates meeting the criteria set forth in Section 6.1.3 hereof, showing Bank as additional loss payee as its interest may appear and providing for not less than 30 days notice of cancellation or modification.

4.1.16 State and county UCC-1 searches pertaining to Borrower, Halifax, and PRWT in all jurisdictions which Bank deems appropriate, to be performed by a company designated by Bank, the cost of which shall be borne by Borrower.

4.1.17 Corporate status searches of Borrower, Halifax, and PRWT performed by a company designated by Bank, the cost of which shall be borne by Borrower.

4.1.18 Payment of the Loan Fee set forth in Section 2.3.4 hereof.

4.1.19 All costs, charges, expenses and fees incurred in connection with the transactions contemplated by this Agreement, including without limitation the reasonable fees and expenses of Bank's counsel and search costs, shall be paid by Borrower. Borrower authorizes Bank to deduct such costs, charges, expenses and fees from the Advance, if any, made on the Closing Date and agrees to indemnify and hold Bank harmless from and against any and all claims for any such costs, charges, expenses and fees.

4.1.20 Executed landlord's waivers of lien covering all premises occupied by the Borrower as a tenant.

4.1.21 Proof that the shareholders of Borrower have made at least $800,000 of cash contributions to the capital of Borrower.

4.1.22 Proof that the purchase by Borrower of all of the issued and outstanding capital stock of Halifax has been completed and all consents necessary to transfer to Borrower, without limitation, of All Assets of Borrower have been received.

4.1.23 Borrower shall have delivered to the Bank a true, correct and complete copy of the executed Halifax Acquisition Documents.

4.1.24 True, correct and complete copies of all Government Contracts and all novations and other modifications thereof in effect.

4.1.25 A post-Closing agreement between Borrower and Bank with respect to certain actions to be completed after the date hereof.

4.1.26 Such additional documents or instruments as the Bank may reasonably require.

4.2 <u>Advances After the Date Hereof.</u>

Bank shall not make any requested Advance, unless on each Funding Date: (a) Borrower shall deliver or cause to be delivered to Bank executed, where applicable and in form and substance reasonably satisfactory to Bank and its counsel, the following documents and instruments and the following conditions shall have been satisfied:

4.2.1 An executed Funding Request and a completed and executed Borrowing Base Certificate.

4.2.2 The representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, and each Funding Request and Borrowing Base Certificate shall be deemed a reaffirmation thereof.

4.2.3 Borrower shall have complied in all material respects with all of Borrower's covenants set forth in this Agreement and the post-Closing Agreement described in Section 4.1.22 hereof.

4.2.4 No Event of Default or Unmatured Event of Default shall have occurred and be continuing hereunder or under any other Loan Document.

4.2.5 No Material Adverse Change shall have occurred and then be in existence.

4.2.6 All Bank Costs then due shall have been paid by Borrower. Borrower authorizes Bank to deduct such Bank Costs from the Advance and agrees to indemnify and hold Bank harmless from and against any and all claims for any such Bank Costs.

4.2.7 Such additional documents or instruments as Bank may reasonably require.

5. REPRESENTATIONS AND WARRANTIES.

5.1 Borrower represents and warrants to Bank as follows:

5.1.1 Incorporation, Good Standing, Due Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; has all power and authority necessary to own and operate its properties and to carry on its business as it is now engaged and where and as contemplated; and is duly qualified as a foreign corporation to do business in, and is, in good standing in, every jurisdiction where the nature of Borrower's business requires such qualification.

5.1.2 Power and Authority. The making, execution, issuance and performance by Borrower of this Loan Agreement, the Notes and the other Loan Documents are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and are enforceable against Borrower.

5.1.3 Legally Enforceable Agreement. This Agreement and each of the other Loan Documents to which Borrower is a party, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

5.1.4 Priority of Liens; Location and Condition of Collateral. With the exception of Permitted Liens, Borrower owns the Collateral free and clear of all liens, encumbrances, security interests or other rights of third parties, excepting only the rights and interests granted Bank herein and in the other Loan Documents, and upon perfection of Bank's security interest in the Collateral, Bank will have a first Lien on the Collateral. Borrower's principal executive office and all other locations at which Collateral is maintained on the date hereof by or on its behalf, and any names, other than its corporate name, under which it does business or has done business within the last five years, are set forth on Schedule 5.1.4 hereto. Borrower does not conduct any business under any other entity.

5.1.5 No Violation. The execution, delivery and performance by Borrower of the Loan Documents does not, and will not by the passage of time, the giving of notice or otherwise, (i) to Borrower's knowledge violate any provision of any law or regulation, (ii) violate the Articles of Incorporation or Bylaws of Borrower, (iii) violate any judgment, order, decree, agreement, trust or other indenture or instrument to which a Borrower is a party or by which any of its property is bound, or (iv) result in or require the creation or imposition of any Lien with respect to any property now owned or hereafter acquired, other than Liens arising under the Loan Documents. Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental authority.

5.1.6 Financial Condition. The financial statements of Borrower heretofore furnished to Bank are true, complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition of Borrower as of the dates thereof, and the results of Borrower's operations for the periods therein ended. Since the date of the most recent financial statements provided by Borrower to Bank, there has been no Material Adverse Change, individually or in the aggregate, in the financial condition of Borrower.

5.1.7 No Litigation, Employee Relations. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting the Borrower or any of its assets, and the Borrower is not in default in the performance of any agreement to which Borrower is a party or by which Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which if adversely determined with respect to any of the foregoing suits, proceedings, defaults, orders, writings, injunctions or decrees would have a Material Adverse Effect on the Borrower, individually or in the aggregate.

5.1.8 Compliance. The Borrower has all authorizations, consents, approvals, licenses, and exceptions from, and has made all registrations and filings with, and all reports to, all federal, state and local governmental bodies and agencies (collectively referred to as "Governmental Approvals") necessary for the conduct of its business, and the conduct of its business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, rule or regulation, including ERISA, the failure of which to obtain or to comply with would, in any such case, have a Material Adverse Effect on Borrower, individually or in the aggregate. Other than collateral assignments of existing Government Contracts, the Borrower does not require any Governmental Approvals to enter into, or perform under, this Agreement, the Note or any other Loan Document to which the Borrower is a party. There are no actions or investigations pending or threatened against or affecting the Borrower before any governmental authority, which could result in a Material Adverse Change in any of the Borrower's business, prospects or the ability of the Borrower to conduct its business in a manner consistent with past operations and financial results.

5.1.9 Compliance with Regulations O, T, U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations O, T, U and X of the Board of Governors of the Federal Reserve System).

5.1.10 Taxes. Borrower's Federal EIN is 23-3035879. Borrower has paid, when due, all taxes, governmental charges and assessments levied against Borrower or any of its assets, except for taxes, charges or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings with adequate reserves therefor being available or having been set aside.

5.1.11 Environmental. The Borrower has in the conduct of its business, and the ownership and use of all real property, complied, in all material respects, with all federal, state and local, laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage, transportation or disposal of hazardous waste or toxic materials.

5.1.12 Debt and Guaranties. Except as set forth on Schedule 5.1.12 hereto, Borrower has no Debt, nor has Borrower guaranteed the payment or performance of any debts or obligations of any other Person except for the guarantee of checks or other negotiable instruments for collection in the ordinary course of Borrower's business.

5.1.13 Stock Ownership. The capital stock of the Borrower is owned beneficially and of record as set forth in Schedule 5.1.13. All of the outstanding shares of stock of Borrower have been duly authorized and are validly issued, fully paid and non-assessable and are not

subject to any right or claim of rescission, and have been offered, sold and issued by Borrower in compliance with all applicable federal and state securities laws.

5.1.14 Solvency.

5.1.14.1 The present fair saleable value of the assets of Borrower after giving effect to the funding of all Loans hereunder exceeds the amount that will be required to be paid on or in respect of the Debts and other liabilities (including contingent liabilities) of Borrower as they mature.

5.1.14.2 The assets of Borrower do not constitute unreasonably small capital for Borrower to conduct its business as now conducted and as proposed to be conducted, including the capital needs of Borrower.

5.1.14.3 Borrower does not intend to, nor does Borrower believe that it will, incur Debts beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and of amounts to be payable on or in respect of Debt of Borrower). The cash available to Borrower, after taking into account all other anticipated uses of the cash of Borrower, is anticipated to be sufficient to pay all amounts on or in respect of the Indebtedness when the Indebtedness or any part thereof is required to be paid.

5.1.14.4 The aggregate fair value of Borrower's assets exceeds the aggregate of all its liabilities.

5.1.15 Labor Matters. Except to the extent set forth on Schedule 5.1.15 hereto, (i) Borrower is not a party to any collective bargaining agreements, (ii) Borrower has not experienced any strike, labor dispute, slowdown or work stoppage as a result of labor disagreements which would have a Materially Adverse Effect on Borrower or on the value of the Collateral or on the enforceability of the Indebtedness (including realizing on the Collateral), (iii) to the best knowledge of Borrower, after due inquiry, there is no such strike, dispute, slowdown or work stoppage threatened against Borrower which would have a Materially Adverse Effect on Borrower or the value of the Collateral or the enforceability of the Indebtedness (including realizing on the Collateral), and (iv) no labor petitions have been filed or union organizing activity conducted during the past six months pertaining to Borrower. Borrower's relations with its respective employees are satisfactory. Borrower is not subject to any collective bargaining agreement or other like agreement with any labor unions or bargaining unit thereof.

5.1.16 Intangible Property. Borrower owns all of its Intangible Property, including Trademarks and all other patents and copyrights used in Borrower's business in the name of Borrower free and clear of all liens, claims, encumbrances and security interests, maintains the Trademarks and such patents in the principal register of the United States Patent and Trademark Office and registered in all states and foreign jurisdictions listed on schedule 5.1.16 hereto, maintains such copyrights in the register of the Library of Congress, and has the unrestricted right to grant to the Bank liens and other rights granted herein with respect thereto.

5.1.17 Investment Company Act. Borrower is not an Investment Company within the meaning of the Investment Company Act of 1940.

5.1.18 Public Utility Holding Company Act. Borrower is not a Public Utility Holding Company within the meaning of the Public Utility Holding Company Act.

5.1.19 RICO. Borrower has not engaged in any conduct or taken or omitted to take any action which violates RICO.

5.1.20 Acts of God. The business and properties of the Borrower have not been effected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that may have a Material Adverse Effect.

5.1.21 Other Agreements. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in material contract, agreement or instrument to which it is a party or by which it is bound which may have a Material Adverse Effect.

5.1.22 Subsidiaries. Borrower has no Subsidiaries.

5.1.23 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any plan been terminated; no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multi-Employer Plan; Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any ERISA Affiliate to the PBGC or the Plan under the Title IV of ERISA; and neither Borrower, nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

5.1.24 Operation of Business. Borrower possesses all material licenses, permits, franchises, Intellectual Property, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any rights of others with respect to any of the foregoing. Nothing has come to the attention of Borrower to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by it in connection with such business may infringe any patent, trademark, service marks, trade name, copyright, license or other right owned by any other Person or (ii) there is pending or threatened any claim or litigation against or affecting it contesting its right to sell or use any such product, process, method, substance, part or other material which infringement, claim or litigation may, in any one case or in the aggregate, would have a Material Adverse Effect on the business, properties, assets, operations or conditions, financial or otherwise of the Borrower.

5.1.25 Fiscal Year. The Fiscal Year of the Borrower for financial accounting purposes ends on December 31st of each calendar year.

5.1.26 Eligible Accounts; Eligible Inventory. Each Account and all Eligible Inventory that Borrower represents or warrants to the Bank, whether in a Borrowing Base Certificate or otherwise, to be an Eligible Account or Eligible Inventory will be, as of the date so certified, an Eligible Account or Eligible Inventory.

5.1.27 Accuracy of Representations; No Default. The information set forth herein and on each of the Schedules hereto, and in each of the other Loan Documents is complete and accurate in all material respects and contains full and complete disclosure of all pertinent information in connection with the Borrower. None of such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or

therein not misleading or not incomplete. No Event of Default or Unmatured Event of Default hereunder, or under any other Loan Document, has occurred.

6. AFFIRMATIVE COVENANTS

6.1 Borrower's Covenants.

So long as any portion of the Indebtedness remains outstanding and unpaid or Bank has any obligation to extend Advances hereunder, Borrower covenants and agrees as follows:

6.1.1 Financial Statements. To furnish, cause to be furnished, or make available for inspection and review by Bank and in form and substance satisfactory to Bank:

6.1.1.1 not later than ninety days following the close of each Fiscal Year, statement of income and expense, statement of sources and uses of funds, and balance sheet and notes of Borrower as at the end of such Fiscal Year (and setting forth comparative figures for the previous Fiscal Year, if any), prepared in accordance with GAAP and accompanied by a review report of an independent certified public accountant, reasonably satisfactory to Bank.

6.1.1.2 not later than thirty days after the end of each fiscal quarter, management prepared statements of income and expense, statement of sources and uses of funds and balance sheet as at the end of such fiscal quarter (and cumulatively for the Fiscal Year with comparative figures for the periods in the prior Fiscal Year, if any) prepared in accordance with GAAP subject to normal year-end accruals, except that notes to such financial statements need not be prepared.

6.1.1.3 not later than fifteen days after the end of each month, management prepared statements of income and expense and a balance sheet as at the end of each such month (and cumulatively for the fiscal year, with comparative figures for the periods in the prior fiscal year, if any).

6.1.1.4 not later than fifteen days after the dates filed, income tax returns of Borrower, as filed.

6.1.1.5 not later than fifteen days after the end of each month, an aged accounts receivable and an aged accounts payable schedule and a schedule of inventory valuation prepared by Borrower, together with a Borrowing Base Certificate as of the end of such month.

6.1.1.6 not later than November 15 of each year, a budget pertaining to Borrower's next following Fiscal Year.

All financial information provided by Borrower, pursuant to this Section 6.1.1 shall be accompanied by a written statement signed by the President Chief Financial Officer of Borrower, stating that all information is true, correct and complete in all material respects and that (as to a statement by Borrower) Borrower has not committed nor does there exist an Event of Default or Unmatured Event of Default under the Loan Agreement or any other Loan Document. Borrower shall cause to be delivered by the independent certified public accountant, together with the year end financial statements of the Borrower, a statement from such accountant to the effect that in performing his review of Borrower's financial statements, such accountant has not become aware of any Event of Default or Unmature Event of Default.

6.1.2 Additional Financial Data. With reasonable promptness furnish such additional information and data concerning the business and financial condition of Borrower, as may be reasonably requested by Bank; upon reasonable prior notice afford Bank or its agents reasonable

access to the financial books and records, computer records and properties of Borrower at all reasonable times and permit Bank or its agents to make copies and abstracts of same and to remove such copies and abstracts from Borrower's premises and permit Bank or its agents the right to converse directly with the independent accounting firm then engaged by Borrower to prepare their financial statements. Borrower shall maintain its financial books and other records in accordance with GAAP.

6.1.3 Insurance. Maintain, or cause to be maintained at all times, in full force and effect: (i) worker's compensation insurance, in amounts required under applicable law; (ii) general liability insurance; (iii) automobile liability insurance; (iv) business interruption insurance; (v) employee relations insurance; (vi) broad form fire, theft and extended coverage covering all of Borrower's real and personal property on a replacement basis in amounts not less than the amounts sufficient to prevent the imputation of any co-insurance provisions; and (v) such other insurance as Bank may from time to time reasonably require. Each policy of insurance hereunder shall be in amounts reasonably satisfactory to Bank and shall be issued by a company reasonably satisfactory to Bank, and Borrower shall furnish Bank with copies of each such policy. All such policies shall be in form satisfactory to Bank, shall name Bank as loss payee or additional insured, as applicable, shall have premiums prepaid for twelve months, and shall contain a provision that such policies shall not be canceled or materially amended without at least ten days prior written notice to Bank for cancellation or amendment. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of Borrower's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatever the insurance shall be unsatisfactory to Bank, Borrower shall, at its own expense, place new or additional insurance satisfactory to Bank.

6.1.4 Taxes. Cause the prompt payment and discharge of all taxes, governmental charges and assessments levied and assessed or imposed upon Borrower, or any of its assets, except as may be contested in good faith with adequate reserves, satisfactory to Bank having been set aside therefor.

6.1.5 Litigation. Promptly defend all actions, proceedings or claims which could result in a Material Adverse Change on Borrower's businesses, and promptly notify Bank of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of $20,000.00 for any single action, proceeding or claim and $50,000.00 in the aggregate (other than claims fully covered by insurance). In the event any order, judgment or lien in an amount exceeding $50,000.00 is entered or filed, while any portion of the Indebtedness remains outstanding and unpaid, that has not been vacated or the execution of which has not been stayed within 30 days (or immediately if a writ of execution is filed) following the entry thereof, or that is not fully covered by insurance satisfactory to Bank, Borrower shall furnish to Bank (i) a bond, satisfactory to Bank, from an independent, financially responsible corporate surety company, naming Borrower and Bank as co-obligees, or (ii) establish an escrow account with Bank, in either event in an amount equal to or greater than the amount of such order, judgment or lien, plus costs.

6.1.6 Maintenance of Records. Keep adequate records and banks of account, in which complete entries will be made in accordance with GAAP consistently applied, effecting all of its financial transactions.

6.1.7 Maintenance of Properties. Maintain, keep and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty accepted.

6.1.8 Notice of Events. Promptly after Borrower becomes aware give written notice to Bank of the occurrence or imminent occurrence of any event which causes or would imminently cause:. (i) any representation or warranty made in Section 5 hereof to be untrue,

incomplete or misleading in any material respect; (ii) an Event of Default or Unmatured Event of Default hereunder or under any other Loan Document; (iii) any Material Adverse Change, (iv) any casualty to any material property of Borrower; (v) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against Borrower, that does, or could, cause a Material Adverse Change; and (vi) any change in directors or officers of the Borrower.

6.1.9 Fiscal Year; Principal Executive Office; Existence. Promptly notify Bank in writing of a change in the Fiscal Year of Borrower; notify Bank at least sixty days prior to a change in the location of any Collateral or the principal executive office of Borrower; and maintain in good standing, the corporate existence of Borrower and all necessary foreign qualifications, where the failure to do so could constitute a Material Adverse Effect.

6.1.10 Compliance with Laws; Licenses; Agreements. Comply in all material respects with all applicable statutes, rules and regulations with respect to the conduct of Borrower's businesses, including but not limited to ERISA and CERCLA / RCRA; maintain in all material respects such necessary licenses and permits required for the conduct of Borrower's business; and comply in all material respects with all agreements (including without limitation, collective bargaining agreements with all labor unions) to which Borrower is or may become a party.

6.1.11 Business. Maintain all licenses in full force and effect where the failure to do so could constitute a Material Adverse Effect, (ii) maintain the general character of Borrower's business in which it is currently engaged, and not engage in any business unrelated to the business in which Borrower is currently engaged and (iii) and continually operate its business and (iv) maintain and comply in all material respects with all Government Contracts, promptly notifying Bank in writing of any breach, termination, rescission or modification thereof by any party thereto.

6.1.12 Maintain Accounts with Bank. Maintain Bank as Borrower's primary depository for all deposit, checking or similar accounts.

6.1.13 Additional Security Documents. Provide Bank at any time and from time to time on request, with such assignments, certificates of title, or Financing Statements, and such additional instruments or documents as Bank may, in Bank's reasonable discretion, deem necessary in order to perfect, protect and maintain the security interest in the Collateral granted to Bank pursuant to the terms hereof.

6.1.14 Operation of Business; Collection of Accounts. Diligently operate the Borrower's business and take all reasonable commercial action to collect all Accounts in connection therewith.

6.1.15 Performance of Obligation. Perform, as and when due, and pay and discharge, at or before maturity, all obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same shall have been established to the satisfaction of Bank.

6.1.16 Collateral Audits; Inspection. Permit Bank from time to time to conduct valuations, inspections, audits and appraisals of the Collateral and as provided in Section 3.4 hereof pay all Bank's Costs in connection therewith.

6.1.17 Millennium Compliant. Maintain as Millennium Compliant all computer hardware and software employed by the Borrower and material to the operation of its business (financial and otherwise).

6.1.18 Eligible Accounts Receivable; Eligible Inventory; Solvency. Promptly after becoming aware thereof, notify the Bank in writing that (a) an Account that Borrower has represented and warranted to the Bank to be an Eligible Account has ceased to be an Eligible Account and (b) that inventory which the Borrower has represented and warranted to the Bank to be Eligible Inventory has ceased to be Eligible Inventory. At the time of each Advance, Borrower shall be Solvent and comply with the representation set forth in Section 5.1.14 above.

6.1.19 Collateral. Preserve the Collateral in good condition and order and not permit it to be abused or misused; (b) not allow any of the Collateral to be affixed to real estate unless such real estate is subject to lien in favor of the Bank; [(c) upon the request of the Bank, deliver all proceeds of the Collateral to the Bank immediately upon receipt in identical form received without commingling with other property;] (d) take all necessary steps to preserve the liability of Account Debtors, obligors and secondary parties whose liabilities are part of the Collateral; (e) defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and in the event that the Bank's security interest in the Collateral or any part thereof would be impaired, by an adverse decision, allow the Bank to contest or defend any such claim or demand in the Borrowers name and (f) execute and file all documents necessary to maintain Bank's Lien upon all Borrower's Government Accounts and the proceeds thereof under the Federal Assignment of Claims Act, or otherwise.

6.1.20 Financial Covenants. Comply with the following Financial Covenants:

6.1.20.1 Maintain a minimum debt service coverage ratio of 1.20 (defined as net income plus non-cash charges divided by current principal and interest payments due plus dividends and/or distributions, to be tested semiannually at June 30 and December 31 of each Fiscal Year).

6.1.20.2 Maintain a net worth of not less than the amounts listed in the following table for the respective periods ending opposite such amounts, which shall be tested annually at December 31 of each Fiscal Year:

Period Ending	Minimum Net Worth
Closing Date	$ 800,000
December 31, 2000	1,200,000
December 31, 2001	2,400,000
December 31, 2002	3,500,000

6.1.21 Proposed Merger. Notify Bank at least 30 days in advance of the intended effective date for the Proposed Merger.

6.2 Indemnification.

6.2.1 Borrower hereby agrees to indemnify and to protect, defend, and hold harmless Bank, its parent, subsidiaries and/or Affiliates and its or their directors, officers, employees, agents, attorneys and shareholders, from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes, or the other Loan Documents and any transaction contemplated herein or therein or arising out of the Borrower's businesses, including, but not limited to, claims based upon any act or failure to act by Bank in connection with this Agreement, or the other Loan Documents and any transaction contemplated herein or therein, except to the extent arising solely out of the gross negligence or willful misconduct of the Bank. If Borrower shall have knowledge of any claim or

liability hereby indemnified against, it shall promptly give written notice thereof to Bank. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS AND THE TERMINATION OR SATISFACTION OF THIS AGREEMENT.

6.2.2 Bank shall promptly give Borrower written notice of all suits or actions instituted against Bank with respect to which Borrower has indemnified Bank, and Borrower shall timely proceed to defend any such suit or action. Bank shall also have the right, at the reasonable expense of Borrower, to participate in or, at Bank's election and at Borrower's expense, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event, Borrower may employ counsel and participate therein. Bank shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Bank additional collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Bank to indemnification under this Agreement shall extend to any money paid by Bank in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

6.2.3 If any suit, action, or other proceeding is brought by Bank against Borrower, for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

6.3 Post Closing Compliance.

Borrower agrees to execute, re-execute, and to use reasonable efforts to cause any applicable third party to execute and re-execute, and to deliver to Bank any document or instrument signed in connection herewith or with any other Loan Document which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to Closing but which was not so signed. Borrower agrees to comply with any written request of Bank to cause the foregoing to be done not later than ten days after Borrower's receipt thereof, and failure by Borrower to so comply shall, at the option of Bank, constitute an Event of Default hereunder.

7. NEGATIVE COVENANTS

As long as any portion of the Indebtedness shall remain outstanding and unpaid or Bank has any obligation to make Advances to Borrower hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Bank, it will not:

7.1 Debt, Liens and Encumbrances. Incur any Debt in excess of $100,000 in the aggregate or Capital Lease Obligations or in excess of $100,000 in the aggregate create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon the Collateral, or any of its other properties or assets, including but not limited to any real property, whether now owned or hereafter acquired, except for Permitted Liens.

7.2 Transfer of Collateral. Except for Permitted Liens, sales of assets in the ordinary course of business or for deterioration or obsolescence, sell, enter into an agreement of sale for, convey, lease, assign, transfer, pledge, grant a security interest, mortgage or Lien in, or otherwise dispose of any of the Collateral.

7.3 Combination, Merger. Enter into proceedings in total or partial liquidation; other than the Proposed Merger, merge, combine or consolidate with or into any unaffiliated entity, or, acquire all or substantially all of the assets or securities of any other Person; or otherwise take any action or omit to take any action which would have a Material Adverse Effect, individually or in the aggregate, on Borrower or its businesses.

7.4 Ownership/Management. Change Borrower's corporate structure, or beneficial or the legal ownership of the Borrower, including but not limited to, any change in the stockholders, or their respective interests in Borrower, or make any change in the executive management of Borrower; provided however, that any current stockholder who is a natural person may make testamentary transfers of Borrower's stock and inter vivos transfers to a trust or foundation for the benefit of such stockholder or members of his immediate family provided that if such stockholder is a Guarantor, such trust or foundation shall execute and deliver a guaranty and suretyship of the Obligations in favor of Bank in form and substance satisfactory to Bank, and the stockholders, collectively, may transfer all but not less than all of their respective stock of Borrower to an Affiliate of Borrower in a corporate reorganization, provided that such new stockholder or stockholders shall execute and deliver to Bank such guaranties of the Obligations and such other collateral documents as Bank may reasonably require in order to preserve and maintain its rights with respect to the Collateral.

7.5 Margin Stock. Use any part of the proceeds of the Loan to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish Bank statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

7.6 Transactions with Affiliates. Enter into any transaction or transactions with any Affiliate for less than full value or on terms or conditions less favorable than could be obtained in an arm's length transaction with a third party.

7.7 Environmental Matters. Use, generate, treat, transport, store, dispose of, or otherwise introduce fuel or any other hazardous substances, pollutants, contaminants, hazardous waste, residual waste or solid waste (as defined above) into or on any real property owned, leased or occupied by Borrower, or cause, suffer, allow, or permit anyone else to do so, in violation of any applicable statute, law, ordinance rule or regulation.

7.8 Non-Assignability of Loan Agreement. Assign this Loan Agreement or any interest herein or in any of the Loan Documents.

7.9 Dividends; Distribution. Make payment of any dividend or any loan distribution to, or guaranty any obligation of, any stockholders of Borrower if an Event of Default shall have occurred and be continuing, or if after giving effect to such dividend or distribution, Borrower would be in breach of any provision of Section 6.1.20 hereof.

7.10 Agreement Liens. Enter into any material license, contract or agreement where the grant of the security interest in the Collateral would constitute a default thereunder.

7.11 Change in Location of Collateral. Not change any location of any Collateral, except upon prior compliance with Section 6.1.9 hereof.

7.12 Conduct of Business. Conduct any business under any other entity other than Halifax prior to the Proposed Merger.

7.13 Leases. Create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any real or personal property where the annual monetary obligations exceed $100,000 in the aggregate, except the lease for Borrower's premises located at 1800 JFK Boulevard, 16th Floor, Philadelphia, Pennsylvania.

7.14 Sale and Lease Back. Sell, transfer or otherwise dispose of any material real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

7.15 Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person.

7.16 Guarantees. Assume, guarantee, endorse or otherwise be or become directly or contingently liable for obligations of any Person.

7.17 Subsidiaries. Create or otherwise acquire an interest in any Subsidiary.

7.18 Fiscal Year. Change its Fiscal Year.

7.19 Accounting Methods. Make or consent to a material change in the manner in which business of the Borrower is conducted or in its method of accounting, as applicable.

7.20 Capital Expenditures. Incur any capital expenditures in any Fiscal Year of more than $100,000 in the aggregate.

8. DEFAULT

8.1 Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Notes and under each of the other Loan Documents:

8.1.1 Failure by Borrower to pay any principal of any of the Indebtedness, or any portion thereof after the same becomes due;

8.1.2 Failure by Borrower to pay any interest due with respect to Indebtedness or failure to pay any Bank's Costs when the same shall be due and such failure continues within ten days following written demand therefor;

8.1.3 The occurrence of any Event of Default under any Loan Document;

8.1.4 Failure by Borrower to observe or perform any agreement, condition, undertaking or covenant in (i) this Loan Agreement or any other Loan Document, or in any other agreement by and between Borrower and Bank, provided the Borrower has not cured the same within twenty days following written notice thereof from the Bank (provided that if such failure is not susceptible of cure within said period, Borrower shall have commenced resolution or cure thereof within such 20 days and shall thereafter diligently pursue such resolution or cure for up to 45 days thereafter), or (ii) any other material agreement, lease, mortgage, note or other obligation to which Borrower is a party or by which Borrower is bound, the failure of which taken as a whole, causes a default thereunder and would have a Material Adverse Effect on Borrower;

8.1.5 Any material representation or warranty of the Borrower made in this Loan Agreement or any other Loan Document or any statement or information in any report, certificate, financial statement or other instrument made by Borrower in connection with making this Loan Agreement, the establishment of the Loans or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made, deemed made or furnished;

8.1.6 Borrower shall become insolvent or unable to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by the Borrower under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of Borrower's creditors or by reason of Borrower applying for or consenting to the appointment of a receiver for Borrower's assets); or an order for relief shall be entered against Borrower under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

8.1.7 Entry of a final judgment or judgments against Borrower by a court of law not fully covered by insurance in an amount exceeding $20,000.00 or an aggregate of $50,000.00 outstanding at any one time, enforcement of which judgment or judgments has not been stayed, bonded or dismissed within forty-five days after entry (so long as no execution with respect to such judgment has been commenced);

8.1.8 Except for Permitted Liens, imposition of any Lien or series of Liens against Borrower or any of the Collateral whether by operation of law or by consent; and

8.1.9 The first Lien and security interest in any of the Collateral shall cease, other than solely as a result of an act or omission by the Bank, to constitute a first Lien on the Collateral or otherwise to be in full force and effect, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny that it has any further liability or obligation under any of the Loan Documents or the Guarantors shall deny that they have any further liability or obligation under the Guaranty or the Guarantors shall fail to perform any of their obligations under the Guaranty or the lien of and enforceability of any of the Guarantor Collateral shall for any reason, other than solely as an act or omission by the Bank ceased to create a valid and perfected lien on the property covered thereby, and the foregoing has or would have a Material Adverse Effect on Borrower.

8.2 Remedies upon an Event of Default. Upon the occurrence and continuation of any Event of Default:

8.2.1 Bank may at its election forthwith suspend all Advances and declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (except as provided herein) (which are hereby expressly waived by Borrower) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Bank may exercise the rights and remedies available to Bank at law or in equity or under this Agreement, the Notes and any of the other Loan Documents or any other agreement by and between Borrower and Bank in accordance with the respective provisions thereof;

8.2.2 Bank shall have all the rights of a secured creditor under the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania and any other jurisdiction in which any Collateral is located and under the Federal Assignment of Claims Act;

8.2.3 Borrower will pay, as part of the Indebtedness and obligations hereby secured all of the Bank's Costs, with per annum interest on all of same at Line Interest Rate plus three percent (3%), from and after demand for the payment thereof until paid; and

8.2.4 Borrower hereby designates and appoints Bank and its designees or agents irrevocably and with power of substitution as Borrower's attorney-in-fact upon the occurrence and continuation of an Event of Default with authority to: (i) receive, open and dispose of all mail addressed to such Borrower, to notify the post office authorities to change the address for delivery of mail addressed to such Borrower to such address as Bank may designate; (ii) sign Borrower's name on any financing statements relating to the Collateral; (iii) endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that may come into Bank's possession; (iv) sign the name of Borrower on any invoices, documents, drafts against and notices to account debtors of Borrower, assignments and request for verification of accounts; (v) execute proofs of claim and loss; (vi) execute any endorsements, assignments or other instruments of conveyance or transfer; (vii) adjust and compromise any claims under insurance policies; (viii) execute releases; (ix) collect the Accounts; and (x) notify account debtors to make payments directly to Bank; and (ix) do all other acts and things necessary and advisable in the sole discretion of Bank to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. Each of these powers of attorney being coupled with an interest is irrevocable while any of the Indebtedness shall remain unpaid or Bank has any obligations to make Advances hereunder.

8.3 Assembly of Collateral. Upon the occurrence and continuation of any Event of Default, Bank may require Borrower at Borrower's expense, to assemble the Collateral and make it available to Bank at the place or places to be designated by Bank. Bank shall have the right to sell such Collateral at one or more public or private sales. The requirement of reasonable notice of the time and place of disposition of such Collateral by Bank shall be conclusively met if such notice is personally delivered, delivered by overnight courier, facsimiled or mailed to Borrower's address as specified in this Agreement at least ten days before the time of the sale or disposition. Bank may bid upon and purchase any or all of such Collateral at any public sale thereof. Bank may dispose of all or any part of such Collateral from time to time, and upon such terms and conditions, including a credit sale, as it determines in its sole discretion.

8.4 Application of Proceeds. Any cash proceeds of sale, lease or other disposition of the Collateral upon an Event of Default shall be applied in the following order:

8.4.1 To Bank's Costs;

8.4.2 To the payment of interest due pursuant to the Loan Documents;

8.4.3 To the payment of principal due pursuant to the Loan Documents;

8.4.4 Any surplus then remaining to Borrower or whomever may be lawfully entitled thereto.

8.5 Set-Off Rights Upon Default. In addition to all liens and rights of set-off against Borrower's money, securities or other property given to the Bank by law, Borrower acknowledges and agrees that Bank, in addition to any remedies set forth above, shall have the right at any time and from time to time upon the occurrence and continuation of an Event of Default without notice to Borrower to the extent permitted by law (any such notice being expressly waived by Borrower) and to the fullest extent permitted by applicable rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held by Bank and other

indebtedness at any time owing by Bank to or for the account of Borrower against any and all Indebtedness or other obligations of Borrower, now or hereafter existing under this Agreement, the Notes or any other Loan Document, regardless of whether Bank shall have made any demand hereunder or thereunder. Every such right of set-off shall be deemed to have been exercised, immediately upon the occurrence of an Event of Default without any action by Bank, although the Bank may enter such set-off on its books and records at a later time.

8.6 Singular or Multiple Exercise; Non-Waiver. The remedies provided herein, in the Notes and in the other Loan Documents or otherwise available to Bank at law or in equity and any powers of attorney therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Bank, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

8.7 Discontinuance of Remedies. In the event that the Bank shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case, the rights, remedies and obligations of the parties hereto shall remain in full force and effect.

8.8 Cumulative Remedies. No delay or omission of the Bank to exercise any right or power arising under this Agreement or the Loans or from any Event of Default or Unmatured Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of any other Event of Default or Unmatured Event of Default. No waiver by the Bank of any Event of Default, whether such waiver be full or partial, shall extend to or be taken to effect any subsequent Event of Default, or to impair the rights resulting therefrom except as may otherwise be provided herein. The remedies provided in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

9. MISCELLANEOUS

9.1 Notices. Any notice or other communication hereunder or under any of the Loan Documents by one party to another shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, overnight delivery or facsimile with evidence of transmission receipt, to the addresses as follows:

If to Borrowers: U.S. Facilities, Inc. 1800 JFK Blvd., 16th floor Philadelphia, PA 19103 Facsimile: (215) 564-1529	With a copy to: John V. O'Hara, Esquire Obermayer, Rebman, Maxwell & Hippel, LLP One Penn Center, 19th Floor 1617 JFK Boulevard Philadelphia, PA 19103 Facsimile No.: (215) 665-3165
If to Bank: Stephen M. Umbrell Senior Vice President Commerce Bank/Pennsylvania, N.A. 2005 Market Street, 2nd Floor Philadelphia, PA 19103 Facsimile: (215) 557-6209	With a copy to: Robert P. Krauss, Esquire Mesirov Gelman Jaffe Cramer & Jamieson, LLP 1735 Market Street, 38th Floor Philadelphia, PA 19103 Facsimile: (215) 994-1111

9.2 Integration. This Agreement and the other Loan Documents shall be construed as one agreement; in the event of any inconsistency, this Agreement shall control over any other Loan Document.

9.3 Amendment, Modification. Modifications or amendments of or to the provisions of this Agreement or any other Loan Document shall be effective only if set forth in a written instrument signed by Bank and any other party sought to be bound thereby.

9.4 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by Borrower in any other Loan Document shall survive the issuance and payment of the Notes and all sums due hereunder and shall continue so long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 6.2 (with respect to indemnification), and 9.8 (with respect to jurisdiction, venue and jury trial) hereof shall survive the payment of the Indebtedness and the termination of this Agreement. Borrower hereby acknowledges that Bank has relied upon the foregoing in making available the Loans.

9.5 Closing. Closing hereunder shall occur on May 31, 2000 at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, LLP or at such other time and place as the parties hereto may determine.

9.6 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however that Borrower shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Bank, which may be withheld by Bank in its absolute discretion, and Bank may assign all or any part of its rights or duties hereunder without the consent of Borrower.

9.7 CERTAIN WAIVERS. NEITHER BANK NOR ANY AGENT OR ATTORNEY OF BANK SHALL BE LIABLE TO BORROWER OR ANY AFFILIATE FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE

OBLIGATIONS RELATING IN ANY WAY TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE ACTION OR INACTION OF ANY SUCH PERSONS UNDER ANY ONE OR MORE HEREOF OR THEREOF. IN THE EVENT BANK SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, BORROWER IRREVOCABLY WAIVES ANY BOND OR ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. BORROWER FURTHER WAIVES THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTIONS LAWS.

9.8 Releases. Borrower acknowledges that it has been represented by competent counsel in connection with the transaction contemplated hereby and has been fully advised by such counsel of the full range of rights and obligations possessed by the Borrower and undertaken and received pursuant to the terms of this Agreement and the other Loan Documents and, specifically, the provisions of this Agreement and the other Loan Documents. Borrower hereby knowingly and, after consultation with counsel, freely acknowledges and agrees that it does not now have nor know of any basis for any claim in tort, contract or otherwise against the Bank for breach of any of the terms of any of the Loan Documents. Borrower acknowledges and agrees that this Agreement and the other Loan Documents were negotiated, executed and delivered freely and with full and informed knowledge of the consequences of this Agreement and the other Loan Documents and that it has executed this Agreement and the other Loan Documents without duress, and that the Bank has proceeded in a commercially reasonable manner in light of all of the facts and circumstances surrounding the transactions that are the subject of this Agreement and the other Loan Documents.

9.9 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

9.10 CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, IN ANY COUNTY IN WHICH BANK HAS AN OFFICE OR BRANCH, AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

9.11 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, AND BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP EVIDENCED HEREBY OR THEREBY. BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.12 Gender. All references to any gender, including the neuter gender, shall be deemed to incorporate all other genders.

9.13 Public Announcement. Bank may announce and publicize the existence of this Agreement and the extension of credit by Bank to Borrower, in such media as Bank may, in its sole discretion, from time to time determine.

9.14 Relationship of Parties. The relationship of Bank and Borrower will at all times be that of creditor and obligor. Nothing herein shall be deemed or construed to confer upon the parties any other relationship including, but not limited to, any relationship of a partnership or joint venture.

9.15 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Loan Documents constitute the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersede all prior oral or written understandings, except as set forth herein or in the other Loan Documents.

9.16 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations thereunder in any other jurisdiction.

9.17 Participation. Bank may in its sole discretion enter into a participation arrangement with respect to the Loans made or committed to be made under this Agreement and may provide all information in its possession relating to Borrower to any current or prospective participating lender; provided, however, that no such participant shall have any voting rights or right to consent to or approve matters hereunder.

9.18 Excess Payments. If Borrower shall pay any interest under the terms of the Notes at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal first to the Term Loan, then to the Line of Credit, unless Borrower notifies Bank in writing to return the excess payment to Borrower. Notwithstanding anything to the contrary contained in this Agreement, crediting the excess payments hereunder as a payment of principal shall not trigger the application of any prepayment penalties that might otherwise apply to a prepayment of principal hereunder.

9.19 Rights of First Refusal. Until the Indebtedness has been paid in full and Bank shall have no obligation to make Advances hereunder, and for a period of two years thereafter, Bank shall have the right of first refusal to offer loans to Borrower and its Subsidiaries, of all types. During

such period, Borrower shall promptly deliver to Bank a copy of all commitment letters pertaining to such loans received by Borrower from any other potential lender. If Bank fails to accept a financing arrangement pursuant to the terms outlined in a particular commitment letter within five Business Days after receipt thereof, Borrower may proceed to consummate such a loan pursuant to such commitment letter and in accordance with the terms thereof. The leasing of a capital asset shall be deemed to be a "loan" for the purposes of this section 9.19.

9.20 Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

9.21 Compliance with Rules. Bank shall not be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.

9.22 Headings. The heading of any Article or Section contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

9.23 Counterparts. This Agreement may be signed in counterparts each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

9.24 Retention of Documents. Unless otherwise provided herein, any documents, schedules, invoices or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank six months after they are delivered to or received by Bank, unless Borrower requests the return of such documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement under seal, intending to be legally bound hereby, the day and year first above written.

BORROWER:
U.S. FACILITIES, INC.

By: ______________________, President

BANK:
COMMERCE BANK/PENNSYLVANIA, N.A.

By: ______________________
Stephen M. Umbrell, Senior Vice President

Schedule 1.1

Definition of "All Assests of Borrower"

(A) Accounts; all "accounts" as defined in the UCC, including without limitation, all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower that evidence or arise from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) moneys due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Borrower); (e) uncertificated securities; and (f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing;

(B) Documents; all "documents" as defined in the UCC, including without limitation, all receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower and wherever located, and to the extent not otherwise included, includes all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers;

(C) Equipment; all "equipment" as defined in the UCC, including without limitation, all now owned or hereafter acquired by Borrower and wherever located, including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor;

(D) Fixtures; all "fixtures" as defined in the UCC, and, to the extent not otherwise included, all of the following now owned or hereafter acquired by Borrower and wherever located: plant fixtures; trade fixtures; business fixtures; other fixtures and storage office facilities; and all additions and accessions thereto and replacements therefor;

(E) General Intangibles; all "general intangibles" as defined in the UCC, and, to the extent not otherwise included, all general intangibles now owned or hereafter acquired by Borrower including, without limitation, all right, title and interest of Borrower in and to:

(i) all agreements, leases, licenses and contracts to which Borrower is or may become a party;

(ii) all obligations or indebtedness owing to Borrower (other than Accounts) or other rights to receive payment of money from whatever source arising;

(iii) all tax refunds, tax refund claims and rights thereto;

(iv) all choses in action and causes of action;

(v) all Intellectual Property;

(vi) all engineering drawings; and

(vii) all books, records and files of Borrower and all trade secrets and other confidential information relating to the business of Borrower including, by way of illustration and not limitation; (i) systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Borrower's customers; (ii) the names and addresses of, and credit and other business information concerning, Borrower's past, present or future customers; (iii) the prices which Borrower obtains for its services or at which Borrower sells merchandise; (iv) estimating and cost procedures; (v) profit margins; (vi) policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Borrower; (vii) information concerning suppliers of Borrower; and (viii) information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public;

(F) Goods; all "goods" as defined in the UCC, now owned or hereafter created or acquired by Borrower and wherever located.

(G) Instruments; all "instruments", "chattel paper" and "letters of credit", each as defined in the UCC, and any replacements therefor and, to the extent not otherwise included, all other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, bills of exchange, trade acceptances, certificates of deposit, options and warrants in which Borrower now has or hereafter acquires any rights;

(H) Inventory; all "inventory" as defined in the UCC, now owned or hereafter acquired by Borrower, wherever located including, without limitation, finished goods, raw materials, work in process, spare parts and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower;

(I) Investment Property; all "investment property" as defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, including without limitation, all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, and commodity accounts, Financial Assets (as defined in the UCC), rights to give entitlement orders (as defined in the UCC), and rights to any control agreement with any securities intermediary (as defined in the UCC);

(J) All deposit accounts, and cash deposited therein, of Borrower maintained with any bank or financial institution and all other moneys and property of Borrower in the possession or under the control of Bank;

(K) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data and data processing software that at any time evidence or contain information relating to any of the property described in subparts (A) - (J) above or are otherwise necessary or helpful in the collection thereof or the realization thereon;

(L) Proceeds of any of the property described in subparts (A) - (K) above; and

(M) Any other property of any kind which Borrower may hereafter at any time deliver to Bank to secure the obligations of Borrower to Bank.

Schedule 5.1.12

Existing Debt and Guaranties

None

Schedule 5.1.13

Stock Ownership of Borrower

Shareholder	No. Shares of Common Stock
PRWT Services, Inc.	510
Thomas A. Leonard	240
James C. Dobrowolski	210
Ernest Agresto	50

Schedule 5.1.14

Locations of Collateral, Chief Executive Office

On the Closing Date, all collateral and Borrower's Chief Executive Office is located at 1800 JFK Boulevard, 16th Floor, Philadelphia, Pennsylvania 19103.

Schedule 5.1.15

<u>Labor Matters</u>

[Borrower to provide]

EXHIBIT A

FUNDING REQUEST

____________, 200_

Commerce Bank/Pennsylvania, N.A.
2005 Market Street, 2nd Floor
Philadelphia, PA 19103
Attention: Stephen M. Umbrell, Senior Vice President

This Funding Request ("Request") is provided to Commerce Bank/Pennsylvania, N.A., ("Bank") to evidence the desire of U.S. Facilities, Inc. (the "Borrower") to borrow funds under the Loan and Security Agreement, dated May __, 2000 by and between Borrower and Bank (the "Loan Agreement") on __________ (the "Funding Date"). All capitalized terms not defined herein shall have the same meanings as provided in the Loan Agreement unless the context clearly requires to the contrary.

Please transfer the amount of $__________ (the "Advance") to our Commerce Deposit Account #__________ on ____________, 200_.

Borrower hereby reaffirms as true and correct, on and as of the date hereof, all representations, warranties and covenants made by it under the Loan Agreement. Borrower hereby certifies that no Event of Default or Unmatured Event of Default under the Loan Agreement has occurred and is continuing and that after the funding of the Advance hereunder, the total of all Advances outstanding under the Loan Agreement shall not exceed the Maximum Available Credit.

U.S. FACILITIES, INC.

By: ______________________________
, President

EXHIBIT B

COMMERCE BANK/PENNSYLVANIA/N.A.
BORROWING BASE CERTIFICATE FOR
U.S. FACILITIES, INC.

U.S. FACILITIES, INC. ("Borrower") hereby certifies to COMMERCE BANK/PENNSYLVANIA, N.A. ("Bank") as follows:

As of ________________, 200_, the calculation of the Borrowing Base and stated below (Line 9) is as follows:

1.	Eligible Government Accounts	$________		
2.	90% of Eligible Government Accounts		$________	
3.	Eligible Commercial Accounts	________		
4.	85% of Eligible Commercial Accounts		________	
5.	Eligible Bonded Accounts	________		
6.	80% of Eligible Bonded Accounts		________	
7.	Eligible Unbilled Accounts	________		
8.	15% of Eligible Unbilled Accounts		________	
9.	Total Eligible Accounts [1 + 3 + 5 + 7]	________		
10.	Total Borrowing Base Availability [2 + 4 + 6 + 8]			$________
11.	Facility Limit			4,000,000
12.	Advances Outstanding			________
13.	Advance Availability [lesser of (i) the amount on Line 11 and (ii) the amount on Line 10, minus the amount on Line 12	(i) $4,000,000 (ii) 10 $________ 12 (________) $________		________

Document No. 0728433.03

Since above date, there has been no change known to Borrower which would result in the total Borrowing Base availability, redetermined as at the date of the delivery hereof to Bank, being less than the Advances outstanding as of the date of this Certificate. This Borrowing Base Certificate has been prepared and the total Borrowing Base availability has been determined and stated herein in accordance with the requirements of the Loan Agreement dated May ______, 2000 among the Borrower and the Bank, (the "Loan Agreement").

No Event of Default or Unmatured Event of Default exists under the Loan Agreement.

U.S. FACILITIES, INC.

BY:____________________

EXHIBIT C

GUARANTY

THIS GUARANTY is made and entered into by the undersigned (the "Guarantor"), for the benefit of COMMERCE BANK / PENNSYLVANIA, N.A., a national banking association ("Bank").

1. OBLIGOR. "Obligor" means U.S. Facilities, Inc., a Delaware corporation.

2. OBLIGATIONS. "Obligations" means all existing and hereafter incurred or arising indebtedness, obligations and liabilities of Obligor to Bank, whether absolute or contingent, matured or unmatured, direct or indirect, arising out of or in connection with that certain Loan and Security Agreement, dated May ___, 2000, by and between Bank and Obligor, as the same may from time to time be amended (the "Loan Agreement"), including without limitation obligations under all Notes executed in connection with the Loan Agreement or otherwise, and shall include without limitation all interest, expenses, costs (including collection costs), fees (including reasonable attorney's fees) and Bank's Costs (as such term is defined in the Loan Agreement) incurred, arising or accruing (whether prior or subsequent to the filing of any bankruptcy petition by or against Obligor) under or in connection with any of the foregoing.

3. UNCONDITIONAL GUARANTY. In consideration of the Obligations and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound hereby, absolutely and unconditionally, guaranties to Bank, as surety, the indefeasible payment, performance and satisfaction when due (whether by stated maturity, demand, acceleration or otherwise) of all Obligations. The obligations of Guarantor hereunder shall continue in full force and effect irrespective of the validity, legality or enforceability of any agreements, notes or documents pursuant to which any of the Obligations arise, or the existence, value or condition of any collateral for any of the Obligations, or of any other guaranty of the Obligations, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Guarantor understands and acknowledges that this Guaranty constitutes an absolute and unconditional contract of suretyship.

4. COST OF ENFORCEMENT. Guarantor agrees to pay Bank all costs and expenses (including reasonable attorneys' fees) at any time incurred by Bank in the enforcement of this Guaranty.

5. PAYMENT BY GUARANTOR. Payment by Guarantor of his [its] obligations pursuant to paragraph 3 hereof is due upon demand by Bank and is payable in immediately available funds in lawful money of the United States of America.

6. RELEASE OF GUARANTOR'S LIABILITY. Notwithstanding anything, including the provisions of Paragraph 3 of this Guaranty, but subject to the provisions of Paragraph 11 of this Guaranty, Guarantor shall be released of all liability under this Guaranty upon the indefeasible payment by Obligor or any guarantor, in cash, of the full amount of the Obligations and Bank has no further obligation to make Advances under the Loan Agreement.

7. CONTINUING GUARANTY. This Guaranty shall continue in full force and effect with respect to Guarantor and may not be revoked until all Obligations have been indefeasibly paid, performed and satisfied in full and Bank has no further obligation to make Advances under the Loan Agreement.

8. WAIVERS AND CONSENTS BY GUARANTOR. Guarantor unconditionally consents to, and waives as a defense to liability hereunder, each of the following: (a) any waiver, inaction, delay or lack of diligence by Bank in enforcing its rights against Obligor or in any property, or the unenforceability of any such rights, including any failure to perfect, protect or preserve any lien or security interest which may be intended directly or indirectly to secure any of the Obligations, and the absence of notice thereof to Guarantor, (b) the absence of any notice of the incurrence or existence of any Obligation, (c) any action, and/or the absence of notice thereof to Guarantor, taken by Bank or Obligor with respect to any of the Obligations, including any forbearance, release, subordination or substitution of any collateral or release, termination, compromise, modification, extension or amendment of any instrument executed by or applicable to Obligor or of any claim, right or remedy against Obligor or any property, (d) any impairment of Guarantor's right to reimbursement by way of subrogation, indemnification or contribution, (e) any other action taken or omitted by Bank in good faith with respect to the Obligations, (f) the absence or inadequacy of any formalities of every kind in connection with enforcement of the Obligations, including presentment, demand, notice and protest, (g) the waiver of any rights of Bank under or any action taken or omitted by Bank with respect to any other guaranty of the Obligations, (h) any modifications or amendments to or additional documents relating to any Obligations, (i) all defenses arising out of suretyship and (j) all increases, if any, to any now or hereafter incurred or arising indebtedness, obligations or liabilities of Obligor or the Bank.

9. OTHER AGREEMENTS BY GUARANTOR. Guarantor agrees that there shall be no requirement that Bank document its acceptance of this Guaranty, evidence its reliance hereon, or that Bank take any action against any person or any property prior to taking action against Guarantor. Guarantor further agrees that Bank's rights and remedies hereunder shall not be impaired or subject to any stay, suspension or other delay as a result of Obligor's insolvency or as a result of any proceeding applicable to Obligor or Obligor's property under any bankruptcy or insolvency law. Guarantor also agrees that payments and other reductions on the Obligations may be applied to such of the Obligations and in such order as Bank may elect.

10. SUBROGATION AND SIMILAR RIGHTS. Guarantor may not exercise any rights with respect to Bank or Obligor related to or acquired in connection with or as a result of his **[its]** making of this Guaranty which he **[it]** may acquire by way of subrogation, indemnification or contribution, by reason of payment made by him **[it]** hereunder or otherwise, until after the date on which all of the Obligations shall have been indefeasibly paid in full and Bank has no further obligation to make Advances under the Loan Agreement. Until such time, any such rights against Obligor shall be fully subordinate in lien and payment to any claim in connection with the Obligations which Bank now or hereafter has against Obligor. If any amount shall be paid to Guarantor on account of such subrogation, indemnification or contribution at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of Bank, shall be segregated from the other funds of Guarantor and shall forthwith be indefeasibly paid over to Bank to be applied in whole or in part by Bank against the Obligations, whether matured or unmatured, in such order as Bank shall determine in its sole discretion. If Guarantor shall make indefeasible payment to Bank of all or any portion of the Obligations and all of the Obligations shall be paid in full and Bank has no further obligation to make Advances under the Loan Agreement, Guarantor's right of subrogation shall be without recourse to and without any implied warranties by Bank and shall remain fully subject and subordinate to Bank's right to collect any other amounts which may thereafter become due to Bank by Obligor in connection with the Obligations.

11. REINSTATEMENT OF LIABILITY. If any claim is made upon Bank for repayment or recovery of any amount or amounts received by Bank in payment or on account of any Obligations and Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property, or (b) any settlement or compromise in good faith with any such claimant (including Obligor), then and in such

event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any Obligation, and Guarantor shall remain liable to Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Bank.

12. RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the Guarantor's money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Obligations, and to the extent permitted by law, a contractual possessory security interest in, and a contractual right of setoff against, and the Guarantor hereby assigns, conveys, delivers, pledges, and transfers to the Bank all of the Guarantor's right, title and interest in and to, all of the Guarantor's deposits, monies, securities, and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank, or any direct or indirect subsidiary or affiliate of the Bank, whether held in a general or special account or deposit, whether held jointly and with someone else, or whether held for safekeeping or otherwise. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor to satisfy Guarantor's obligations under paragraph 5 hereof. Each such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

13. EVENTS OF DEFAULT. The occurrence of any of the following shall be an Event of Default: (i) any Event of Default (as defined in the Loan Agreement); (ii) the Guarantor's failure to perform any of his [its] obligations hereunder other than the payment of money when due, and such failure has not been resolved or cured within 20 days following written notice thereof from Bank; (iii) the falsity or material breach by the Guarantor of any written warranty, representation or statement when made or furnished to the Bank by the Guarantor or (iv) the termination or attempted termination of this Guaranty. Upon the occurrence of any Event of Default, the Guarantor shall pay to the Bank the full amount of the Obligations.

14. FINANCIAL INFORMATION ON GUARANTOR; REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTOR IN LOAN AGREEMENT. Guarantor hereby agrees to provide Bank with such information on the financial condition of Guarantor, and such Guarantor's tax returns, as is required pursuant to the terms of the Loan Agreement. In the event that Guarantor fails to comply with a request for information from Bank, within thirty (30) days after receipt of the request, Guarantor upon demand by Bank agrees to purchase from Bank without representation, warranty or recourse the Obligations and to pay therefor the unpaid principal amount of all such Obligations, including interest thereon to the date of purchase.

15. EFFECT OF OTHER AGREEMENTS. The provisions of this Guaranty are cumulative and concurrent with Bank's rights and remedies against Guarantor under any existing or future agreement pertaining to or evidencing any of the Obligations. No such additional agreement shall be deemed a modification or waiver hereof unless expressly so agreed by Bank in writing. If Bank holds any other guaranty or surety agreement applicable to any of the Obligations, the liability of Guarantor hereunder shall be joint and several with each party obligated on such other guaranty or surety agreement, unless otherwise agreed by Bank in writing.

16. CONSENT TO JURISDICTION. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY, GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, IN ANY COUNTY IN WHICH BANK HAS AN OFFICE OR BRANCH, AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF

THE VENUE OF ANY SUCH PROCEEDING. GUARANTOR AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE UNDERSIGNED PARTY.

17. TRIAL BY JURY. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS GUARANTY.

18. CONFESSION OF JUDGMENT; WARRANT OF ATTORNEY **THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST GUARANTOR. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST GUARANTOR, GUARANTOR, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) COUNSEL FOR GUARANTOR, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS GUARANTOR HAS, OR MAY HAVE TO PRIOR NOTICE (EXCEPT AS PROVIDED HEREIN OR IN THE LOAN AGREEMENT) AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. GUARANTOR SPECIFICALLY ACKNOWLEDGES THAT BANK HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.**

GUARANTOR IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR GUARANTOR IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT TO: (I) ENTER JUDGMENT AGAINST GUARANTOR FOR THE PRINCIPAL SUM HEREOF; OR (II) SIGN FOR GUARANTOR AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST GUARANTOR FOR ALL OR ANY PART OF ALL SUMS DUE HEREUNDER; AND IN EITHER CASE FOR INTEREST, COSTS AND BANK'S COSTS TOGETHER WITH A REASONABLE COLLECTION FEE. GUARANTOR FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR AND IN FAVOR OF BANK OR ANY ASSIGNEE HEREOF WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION TO RECOVER POSSESSION OF ANY COLLATERAL. GUARANTOR WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS GUARANTY, VERIFIED BY AFFIDAVIT OF AN OFFICER OF BANK OR ANY OTHER ASSIGNEE HEREOF, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST GUARANTOR AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM

TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

19. GUARANTOR'S ADDRESS. Guarantor warrants and represents that the address set forth below is Guarantor's correct mailing address and agrees immediately to notify Bank in the event of any change therein.

20. MISCELLANEOUS.

(a) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Bank, and no waiver of any provisions of this Guaranty, and no waiver or consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(c) The obligations of Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which Guarantor may now or hereafter have against Bank or Obligor, except payment of the Obligations, and shall not be affected by any change in Obligor's legal status or ownership or by any change in the corporate or other organizational structure applicable to Obligor.

(d) This Guaranty shall (i) be binding on Guarantor and his [**its**] personal representatives, heirs, successors and assigns, and (ii) inure, together with all rights and remedies of Bank hereunder, to the benefit of Bank and its successors, transferees and assigns. Notwithstanding the foregoing clause (i), none of the rights or obligations of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of Bank.

(e) This Guaranty shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal the ____ of May, 2000.

Witness:____________________ ______________________________

Address:

EXHIBIT D

LINE OF CREDIT NOTE

$4,000,000 May ____, 2000

FOR VALUE RECEIVED, and intending to be legally bound hereby, U.S. FACILITIES, INC., a Delaware corporation, (the "Maker") promises to pay to the order of COMMERCE BANK / PENNSYLVANIA, N.A., a national banking association ("Payee"), the principal sum equal to the lesser of : (i) Four Million Dollars ($4,000,000) or (ii) the aggregate unpaid principal amount of all Advances with respect to the Line of Credit made by Payee to Maker under that certain Loan and Security Agreement of even date herewith by and between Maker and Payee (the "Loan Agreement"). Such principal sum shall be due and payable in full on June 1, 2001 (the "Maturity Date").

This Note is issued pursuant to and is entitled to the benefits of the Loan Agreement. All initially capitalized terms used herein shall have the same meanings ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

Maker promises to pay interest on the unpaid principal amount of all Advances with respect to the Line of Credit at a floating interest rate per annum equal to the Wall Street Prime Rate plus (a) two percent until the principal balance of the Term Loan is not more than $1,000,000, (b) one percent thereafter until the Term Loan is paid in full and (c) one-half percent thereafter (the "Line Interest Rate"), which rate shall change automatically on and as of the effective date of each change in the Wall Street Prime Rate. Interest shall be calculated on the basis of a 360-day year, and for the actual number of days elapsed in any particular period.

Interest shall be paid on the unpaid principal balance of the Line of Credit monthly on the first day of each month, commencing July 1, 2000 and on the Termination Date. All payments made shall be applied first to unpaid Bank's Costs, then to interest, and the balance in reduction of principal.

Maker shall pay Payee a late charge of five percent of any payment of principal, interest, fees, charges or Bank's Costs which is more than fifteen days past due, pursuant to the Loan Agreement. In addition, any principal payment on the Line of Credit not paid when due, and to the extent permitted by applicable law, any interest payment on the Line of Credit not paid when due, and any other amount due to Payee under the Loan Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by prepayment, demand, acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum which is three percent (3%) plus the Line Interest Rate.

Notwithstanding anything to the contrary herein, in the Loan Agreement or in any other Loan Document, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. Maker hereby agrees to give Payee written notice in the event that Maker has actual knowledge that any interest payment made to Payee hereunder, under the Loan Agreement or under any other Loan Document will cause the total interest payments collected in any one year to be usurious under applicable law, and Payee hereby agrees not to knowingly collect any interest from Maker in the form of fees or otherwise which would render this Note usurious. In the event that interest hereunder, under the Loan Agreement or under any other Loan Document would be usurious in the opinion of Payee, Payee reserves the right to reduce the interest payable by Maker hereunder.

Maker may prepay all or any part of the outstanding principal balance hereof without any prepayment charge or penalty, provided that Maker pays all accrued and unpaid interest in the amount so prepaid.

All payments in respect of this Note shall be made by Maker without defense, setoff or counterclaim in immediately available funds and delivered to Payee not later than 2:00 p.m. (prevailing Eastern time) on the date due, at Payee's offices located at 2005 Market Street, Philadelphia, PA 19103, or at such other place as shall be designated in writing by Payee in accordance with the Loan Agreement. Funds received by Payee after that time shall be deemed to have been paid by Maker on the next succeeding Business Day.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

The liabilities and obligations of Maker hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Payee, including without limitation, any release of any party, any Guarantor, or any Collateral, or any extension of time, renewal, waiver or other modification. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, EACH UNDERSIGNED MAKER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, IN ANY COUNTY IN WHICH PAYEE HAS AN OFFICE OR BRANCH, AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING. EACH UNDERSIGNED MAKER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH MAKER.

EACH UNDERSIGNED MAKER HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST EACH MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST EACH MAKER, EACH MAKER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) COUNSEL FOR SUCH MAKER, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS SUCH MAKER HAS, OR MAY HAVE TO PRIOR NOTICE EXCEPT AS PROVIDED HEREIN OR IN THE LOAN AGREEMENT AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. EACH MAKER SPECIFICALLY ACKNOWLEDGES THAT PAYEE

HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.

EACH MAKER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUCH MAKER IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT TO: (I) ENTER JUDGMENT AGAINST SUCH MAKER FOR THE PRINCIPAL SUM HEREOF; OR (II) SIGN FOR SUCH MAKER AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUCH MAKER FOR ALL OR ANY PART OF THE INDEBTEDNESS, INTEREST, COSTS AND BANK'S COSTS, TOGETHER WITH A REASONABLE ATTORNEY'S FEE. EACH MAKER FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST SUCH MAKER AND IN FAVOR OF PAYEE OR ANY HOLDER HEREOF WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION TO RECOVER POSSESSION OF ANY COLLATERAL. EACH MAKER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF AN OFFICER OF PAYEE OR ANY OTHER HOLDER HEREOF, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH MAKER AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

It shall be an event of default hereunder if an Event of Default shall have occurred under the Loan Agreement (a "Default"). Upon the occurrence of a Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest hereon, and all other amounts due hereunder, including without limitation Bank's Costs, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

This Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania. The terms of this Note may not be changed or amended orally but only by a writing signed by Payee and Maker.

If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by one of its duly authorized officers, the day and year first above written.

U.S. FACILITIES, INC.

By:______________________________

, President

EXHIBIT E

TERM LOAN NOTE

$2,000,000 May ____, 2000

FOR VALUE RECEIVED, and intending to be legally bound hereby, U.S. FACILITIES, INC., a Delaware corporation ("Maker") promises to pay to the order of COMMERCE BANK/ PENNSYLVANIA, N.A., a national banking association ("Payee"), the principal sum of Two Million Dollars ($2,000,000), together with interest thereon at a per annum rate of interest as provided herein (the "Interest Rate").

This Note is issued pursuant to and is entitled to the benefits of that certain Loan and Security Agreement of even date herewith by and between Maker and Payee (the "Loan Agreement") and is the Term Loan referred to therein. All initially capitalized terms used herein shall have the same meanings ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

The Term Loan shall bear interest on the unpaid principal balance thereof at the floating interest rate, determined daily, equal to 2% per annum in excess of the Wall Street Prime Rate until the outstanding principal balance of the Term Loan declines to $1,000,000 and 1% per annum in excess of the Wall Street Prime Rate thereafter (herein the "Term Loan Interest Rate"). All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

In addition to payments of interest on this Note, Maker shall pay principal on the first day of each month, commencing December 1, 2000 followed by a final payment of the entire principal balance remaining outstanding, together with all accrued and unpaid interest and Bank Costs, on May 30, 2003. Interest on the Term Loan shall be payable monthly commencing on July 1, 2000.

All payments by Maker hereunder shall be applied first to accrued interest then due and payable and the balance in reduction of principal. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed in each period.

Notwithstanding anything to the contrary set forth in this Note, all principal of and interest on the Term Loan shall be due and payable on May 30, 2003.

Maker shall pay Payee a late charge of five percent of any payment of principal, interest, fees, charges or Bank's Costs which is more than fifteen days past due, pursuant to the Loan Agreement. In addition, any principal payment on the Term Loan not paid when due, and to the extent permitted by applicable law, any interest payment on the Term Loan not paid when due, and any other amount due to Payee under the Loan Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by prepayment, demand, acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate per annum which is three percent plus the Interest Rate.

Notwithstanding anything to the contrary herein, in the Loan Agreement or in any other Loan Document, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. Maker hereby agrees to give Payee written notice in the event that Maker has actual knowledge that any interest payment made to Payee hereunder, under the Loan Agreement or under any other Loan Document will cause the total interest payments collected in any one year to be usurious under applicable law, and Payee hereby agrees not to knowingly collect any interest from Maker in the form of fees or otherwise which would render this Note usurious. In the event that interest hereunder, under the Loan Agreement or under any other Loan Document would be usurious in the opinion of Payee, Payee reserves the right to reduce the interest payable by Maker hereunder.

Maker may prepay all or any portion of the outstanding principal balance hereof without any prepayment charge or penalty, provided that Maker pays all accrued and unpaid interest on the amount so prepaid.

All payments in respect of this Note shall be made by Maker without defense, setoff or counterclaim in immediately available funds and delivered to Payee not later than 2:00 p.m. (prevailing Eastern time) on the date due, at Payee's offices located at 2005 Market Street, Philadelphia, Pennsylvania 19103, or at such other place as shall be designated in writing by Payee in accordance with the Loan Agreement. Funds received by Payee after that time shall be deemed to have been paid by Maker on the next succeeding Business Day.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

The liabilities and obligations of Maker hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Payee, including without limitation, any release of any party, Guarantor, or any Collateral, or any extension of time, renewal, waiver or other modification. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, THE UNDERSIGNED MAKER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, IN ANY COUNTY IN WHICH BANK HAS AN OFFICE OR BRANCH, AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING. THE UNDERSIGNED MAKER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE UNDERSIGNED MAKER.

THE UNDERSIGNED MAKER HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER, MAKER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) COUNSEL FOR MAKER, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS MAKER HAS, OR MAY HAVE TO PRIOR NOTICE EXCEPT AS PROVIDED HEREIN OR IN THE LOAN AGREEMENT AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. MAKER SPECIFICALLY ACKNOWLEDGES THAT PAYEE HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.

MAKER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR MAKER IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT TO: (I) ENTER JUDGMENT AGAINST MAKER FOR THE PRINCIPAL SUM HEREOF; OR (II) SIGN FOR MAKER AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST MAKER FOR ALL OR ANY PART OF THE INDEBTEDNESS; AND IN EITHER CASE FOR INTEREST, COSTS AND PAYEE'S COSTS TOGETHER WITH A REASONABLE COLLECTION FEE. MAKER FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST MAKER AND IN FAVOR OF PAYEE OR ANY HOLDER HEREOF WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION TO RECOVER POSSESSION OF ANY COLLATERAL. MAKER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF AN OFFICER OF PAYEE OR ANY OTHER HOLDER HEREOF, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MAKER AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

It shall be an event of default hereunder if an Event of Default shall have occurred under the Loan Agreement (a "Default"). Upon the occurrence of a Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest hereon, and all other amounts due hereunder, including without limitation Bank's Costs, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

This Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania. The terms of this Note may not be changed or amended orally but only by a writing signed by Payee and Maker.

If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by one of its duly authorized officers, the day and year first above written.

U.S. FACILITIES, INC.

By:______________________________

, President

SCHEDULE 5.5.15
LABOR MATTERS

COLLECTIVE BARGAINING AGREEMENTS

WORK SITE	UNION	CBA EXPIRATION
Curran-Fromhold Correctional Facility Philadelphia, PA	47 Local 835 IUOE	9/30/00
HUD Building Washington, DC	22 Local 99 IUOE	2/28/01
HUD Building Washington, DC	Local 199 IUOE	3/8/03
SSA Building Philadelphia, PA	34 Local 36 SEIU	9/30/00